Filed with the Securities and Exchange Commission on May 23, 2024

Registration No. 333-279223

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZOOZ Power Ltd.

(Exact Name of Registrant as Specified in Its Charter)

State of Israel	3590	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

ZOOZ Power Ltd.

4B Hamelacha St.

Lod 7152008

Israel

+972 (8) 6805566

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Skolnick, Esq. Dotan H. Barnea, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 262-6700	Ofer Ben-Yehuda, Adv. Ivor Krumholtz, Adv. Jonathan Neuman, Adv. Shibolet & Co. 4 Yitzhak Sade St. Tel Aviv 6777504 Israel Tel: +972 (3) 307-5030

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MAY 23, 2024

2,240,000 Ordinary Shares

ZOOZ Power Ltd.

NASDAQ trading symbol: ZOOZ

This prospectus relates to the offering of an aggregate of 2,240,000 ZOOZ ordinary shares which may be sold from time to time by the Selling Shareholders named in this prospectus.

The Selling Shareholders may offer, sell or distribute all or a portion of the ZOOZ ordinary shares registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the ZOOZ ordinary shares. We will bear all costs, expenses and fees in connection with the registration of these securities. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their sale of ZOOZ ordinary shares See “Plan of Distribution.”

The ZOOZ ordinary shares that are being registered for resale under this prospectus consist of a total of 1,120,000 ZOOZ ordinary shares (the “Sponsor Earnout Shares”) that are currently being held in escrow for the benefit of Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), subject to being released under certain circumstances described below and in more detail in this prospectus. In connection with the initial public offering of Keyarch Acquisition Corporation, a Cayman Islands exempted company (“Keyarch”) in January 2022 (the “IPO”), the Sponsor in July 2021 purchased from Keyarch as founders’ consideration shares 1,120,000 Keyarch Class B ordinary shares par value $0.0001 per share of Keyarch (the “Founder Subject Shares”), for approximately $0.009 per share, for a total of $10,080, among other purchases by the Sponsor of securities of Keyarch in connection with its IPO in 2022. At the closing of the Business Combination (as defined in this prospectus), on April 4, 2024, such Founder Subject Shares were exchanged for ZOOZ ordinary shares, in accordance with the business combination agreement relating to the Business Combination, and which we refer to as the Sponsor Earnout Shares.

Pursuant to the promissory note dated April 4, 2024 (the “EBC Note”), for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EarlyBirdCapital, Inc. (“EBC”), at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note (April 4, 2026), all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Accordingly, the purchase price per share paid by the Sponsor for the ZOOZ ordinary shares being registered under this prospectus for resale by the Sponsor is $0.009, subject to the fact that such shares must be used to pay obligations owed to EBC until such obligations are paid in full; and the effective purchase price per share to be paid by EBC for the ZOOZ ordinary shares being registered under this prospectus for resale by EBC is ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to (a) the receipt of the applicable prepayment notice from EBC or (b) the maturity date of the EBC Note, as applicable. Given that the prices at which the Selling Shareholders acquired (or may acquire) the ZOOZ ordinary shares being registered for resale under this prospectus are considerably below the current market price of the ZOOZ ordinary shares, and that such shares represent approximately 11.9% of the outstanding ZOOZ ordinary shares held by parties other than the Sponsor (but including the Sponsor Earnout Shares in the denominator), sales of shares under this prospectus (or the expectation thereof) could have a significant negative impact on the public trading price of the ZOOZ ordinary shares.

The ZOOZ ordinary shares and public warrants are traded on Nasdaq under the symbols “ZOOZ” and “ZOOZW,” respectively.

The exercise price of the public warrants is $11.50 per ZOOZ ordinary share, and the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Given that the warrants are currently out of the money, it is not likely that warrant holders will exercise their warrants. Cash proceeds to ZOOZ associated with the exercise of the warrants are dependent on the stock price, and as such, ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability. ZOOZ expects that it will need to obtain substantial additional funding in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding.

We are a “foreign private issuer,” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we are subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our ZOOZ ordinary shares and/or public warrants involves a high degree of risk. You should purchase our ZOOZ ordinary shares and/or public warrants only you can afford to lose your entire investment. See “Risk Factors,” which begins on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is    , 2024

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ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form F-1 filed by ZOOZ with the U.S. Securities and Exchange Commission (the “SEC”).

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “ZOOZ,” the Company,” “us,” “we” and words of like import refer to ZOOZ Power Ltd., together with its subsidiaries. All references in this prospectus to “Keyarch” refer to Keyarch Acquisition Corporation.

Keyarch was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Keyarch’s efforts to identify a prospective target business were not limited to any particular industry or geographic region. Prior to executing the Business Combination Agreement with ZOOZ, Keyarch’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Recapitalization

In March 2024, ZOOZ’s shareholders approved, and ZOOZ shortly thereafter effected, a recapitalization of the ZOOZ ordinary shares, which resulted in a 11.4372-for-one reverse stock split and a change in the par value of the ZOOZ ordinary shares from NIS 0.00025 per share to NIS 0.00286 per share, effective on March 25, 2024 (the “Recapitalization”). All share and per share information in this prospectus retroactively reflects the Recapitalization.

FUNCTIONAL AND REPORTING CURRENCY

The terms “dollar,” “USD” or “$” refer to U.S. dollars and the term “New Israeli Shekel” and “NIS” refer to the legal currency of the State of Israel.

The currency of the primary economic environment in which the operations of ZOOZ are conducted is the NIS. Thus, the functional currency of ZOOZ is the NIS. ZOOZ’s presentation and reporting currency is U.S dollar.

INDUSTRY AND MARKET DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which ZOOZ competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with ZOOZ’s own internal estimates, taking into account publicly available information about other industry participants and ZOOZ’s management’s judgment where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

ZOOZ owns or has rights to trademarks, trade names and service marks that it uses in connection with the operation of its business. In addition, ZOOZ’s names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable “©,” “SM” and “TM” symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Information on the Company” and “Operating and Financial Review and Prospects” sections and our consolidated financial statements, including the notes thereto, included elsewhere in this prospectus or incorporated by reference herein, before deciding to invest in our ordinary shares.

Overview

ZOOZ develops, produces, markets and sells energy storage systems based on storing kinetic energy in flywheels for ultra-fast charging of electric vehicles, or EVs. ZOOZ has developed proprietary flywheel technology for storing kinetic energy and as of the date of this proxy statement/prospectus, has introduced two generations of Kinetic Storage Systems – the KPB50, which was ZOOZ’s first-generation product and was introduced in 2018 as proof-of-concept and for market introduction, which was announced as successful and is still operating as of the date of this proxy statement/prospectus, and which is a discontinued product, and the ZOOZTER™-100, ZOOZ’s second-generation product, which was introduced in 2022 and is geared towards high-volume production and deployment.

The Business Combination Agreement and Transaction Financing

On April 4, 2024 (the “Closing Date”), Keyarch Acquisition Corporation, a Cayman Islands exempted company (“Keyarch”), and ZOOZ Power Ltd. (TASE: ZOOZ), a limited liability company organized under the laws of the State of Israel (the “Company” or “ZOOZ”), consummated (the “Closing”) their previously announced business combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, the “Business Combination Agreement”), by and among Keyarch, ZOOZ, ZOOZ Power Cayman, a Cayman Islands exempted company and a direct, wholly owned subsidiary of ZOOZ (“Merger Sub”), Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), in the capacity as representative of specified shareholders of Keyarch after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing, Keyarch became a direct, wholly-owned subsidiary of the Company. Pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):

● each outstanding Keyarch class A ordinary share, par value $0.0001 per share (“Keyarch Class A ordinary shares”), comprising 4,949,391 of such Keyarch Class A ordinary shares (the number of the Keyarch Class A ordinary shares included the Subscription Shares and the Sponsor Earnout Shares, as such terms are defined below), and each Keyarch Class B ordinary share, par value $0.0001 per share (“Keyarch Class B ordinary shares”) comprising one such Keyarch Class B ordinary share (collectively, with such Keyarch Class A ordinary shares, “Keyarch ordinary shares”), in each case were exchanged for one ZOOZ ordinary share, comprising the amount of 4,949,392 ZOOZ ordinary shares, including the Sponsor Earnout Shares (as defined below);

● each outstanding public and private warrant of Keyarch entitling the holder to purchase one Keyarch Class A ordinary share per warrant at a price of $11.50 per whole share (each, a “Keyarch Warrant”) outstanding immediately prior to the Effective Time was converted into one equivalent warrant of ZOOZ entitling the holder to purchase one ZOOZ ordinary share per warrant at a price of $11.50 per whole share, and preserving the existing public or private nature of such Keyarch Warrant, exercisable for up to an aggregate of 6,022,500 ZOOZ ordinary shares (“ZOOZ Closing Warrants”); and

● the registered holder of each outstanding right to receive one tenth (1/10) of one Keyarch Class A ordinary share (collectively, the “Keyarch Rights”) was issued the number of full shares of Keyarch Class A ordinary shares to which such holder of Keyarch Rights was eligible, and which were exchanged for the equivalent number of ZOOZ ordinary shares, comprising the amount of 1,204,500 ZOOZ ordinary shares.

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Up to an additional 4,000,000 ZOOZ ordinary shares are contingently issuable, following the Closing, in the form of an earnout (the “Earnout”) to existing ZOOZ holders before the Business Combination (“Existing ZOOZ Holders”) (any such shares, the “Earnout Shares”). Issuance of the Earnout Shares during the five years commencing at the end of the full fiscal quarter following the Closing (the “Earnout Period”) is subject to occurrence of the following price related events relating to ZOOZ ordinary shares. In the event the volume-weighted average price of ZOOZ ordinary shares (“VWAP”) exceeds $12, for any twenty (20) trading days within any thirty (30) consecutive trading day period during such period (the “Trading Period”), then 1 million Earnout Shares will be issuable (constituting 25% of the Earnout Shares). In addition, in the event the VWAP exceeds $16 for the Trading Period, then 1,400,000 Earnout Shares are issuable (constituting 35% of the Earnout Shares), and additionally, in the event VWAP exceeds $23 for the Trading Period, then 1,600,000 Earnout Shares are issuable (constituting 40% of the Earnout Shares). The reference prices are subject to adjustment for share splits, share dividends, recapitalizations and similar events, and the shares issuable under each of any of these events will be issued as soon as practicable following the settlement of such event. In addition, the Sponsor has agreed in the Sponsor Letter Agreement to subject forty percent of all of its original holdings of Keyarch Class B ordinary shares (which the Sponsor converted to Class A ordinary shares on August 14, 2023) to the same Earnout, other than to the extent used, in whole or in part, in connection with payment of expenses of the Business Combination, as described further below, which comprise in aggregate 1,120,000 Keyarch Class A ordinary shares that were exchanged for 1,120,000 ZOOZ ordinary shares (the “Sponsor Earnout Shares”).

On February 9, 2024, Keyarch and ZOOZ entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Keyarch agreed to issue and sell to these Investors, prior to the closing of the Business Combination, an aggregate of 1,300,000 Keyarch Class A ordinary shares (the “Subscription Shares”) for a purchase price of $10.00 per share, for gross proceeds of $13,000,000, on the terms and subject to the conditions set forth in the Subscription Agreements (the “Transaction Financing”), which Transaction Financing closed on April 4, 2024, and which Subscription Shares were exchanged for 1,300,000 ZOOZ ordinary shares in the Business Combination on April 4, 2024.

Sponsor Letter Agreement and Business Combination Marketing Agreement

On July 30, 2023, Keyarch, the Sponsor and ZOOZ entered into an agreement, as subsequently amended (the “Sponsor Letter Agreement”) pursuant to which the Sponsor agreed to make commercially reasonable efforts to utilize up to 40% (or 1,120,000 shares) of its ownership of Keyarch shares (the “Subject Founder Shares”) to pay any portion of unpaid Keyarch transaction expenses or incentivize investors or otherwise provider support in connection with transaction financing. Any remaining Subject Founder Shares which were not transferred to such payees were placed in escrow at the Closing and, as converted to ZOOZ ordinary shares, being the Sponsor Earnout Shares, will be released to the Sponsor if, during the Earnout Period, ZOOZ achieves the milestones as described above (including with respect to the percentage of such remaining Sponsor Earnout Shares to be released upon the achievement of any targets). Any Sponsor Earnout Shares that are not released will be transferred to ZOOZ for no consideration at the end of the Earnout Period, provided, however that at least 50% of the Sponsor Earnout Shares placed in escrow will be released to the Sponsor at the end of the Earnout Period notwithstanding the failure of ZOOZ to achieve any earnout milestones; and provided further that no Sponsor Earnout Shares will be released to the Sponsor under the Earnout until the EBC Note (as defined below) is paid in full and, additionally, the Sponsor Note (as defined below) is paid in full (in that order).

In addition, during 2023, Keyarch issued certain promissory notes in favor of the Sponsor (the “Pre-Closing Sponsor Notes”), which Pre-Closing Sponsor Notes were not repaid as of the Closing. On April 4, 2024, ZOOZ and Keyarch issued a promissory note in favor of the Sponsor for the principal amount of $2,030,000 (the “Sponsor Note”), in satisfaction of the Pre-Closing Sponsor Notes. The Sponsor Note matures on April 4, 2026 and accrues interest at an annual rate of 8%, which interest increases to 15% if the Sponsor Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the Sponsor Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity, provided that ZOOZ will not make any such prepayments until the EBC Note has been paid in full. Further, at any time after the EBC Note has been paid in full, the Sponsor may elect to have any amount of outstanding principal and/or accrued interest of the Sponsor Note satisfied by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to the Sponsor, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the Sponsor Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to ZOOZ’s receipt of the applicable prepayment notice from the Sponsor. In addition, on the maturity date of the Sponsor Note, provided that the EBC Note has been paid in full, all outstanding obligations will be satisfied by the transfer of Sponsor Earnout Shares from the Escrow Account to the Sponsor using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the Sponsor Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by the Sponsor of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

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Pursuant to the “Business Combination Marketing Agreement,” dated January 24, 2022, as subsequently amended on April 4, 2024, between EarlyBirdCapital, Inc. (“EBC”), who, among other things, served as the representative of the underwriters in Keyarch’s initial public offering, Keyarch and (effective April 4, 2024) ZOOZ, Keyarch engaged EBC as an advisor in connection with a business combination. Under the Business Combination Marketing Agreement, as compensation for EBC’s services, EBC is entitled to a total fee of $1,500,000, of which a total of $660,000 was paid in cash to EBC at the Closing, and the remainder of which is reflected in a promissory note dated April 4, 2024, for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EBC (the “EBC Note”).

The EBC Note matures on April 4, 2026 and accrues interest at an annual rate of 8%, which interest increases to 15% if the EBC Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the EBC Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity. Further, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note, all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the EBC Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by EBC of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

The Sponsor Earnout Shares were deposited in an escrow account (the “Escrow Account”) at the Closing pursuant to an escrow agreement, dated April 4, 2024 (the “Escrow Agreement”), which Escrow Agreement governs the release of such Sponsor Earnout Shares in accordance with the Sponsor Letter Agreement, Sponsor Note and EBC Note.

Funding Requirements

The exercise price of our public warrants is $11.50 per ZOOZ ordinary share, and the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Given that the warrants are currently out of the money, it is not likely that warrant holders will exercise their warrants. Cash proceeds to ZOOZ associated with the exercise of the warrants are dependent on the stock price, and as such, ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability. ZOOZ expects that it will need to obtain substantial additional funding in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding.

Foreign Private Issuer Status

ZOOZ is a company organized under the laws of the State of Israel. ZOOZ reports under the Exchange Act as a non-U.S. company with foreign private issuer status. Under Rule 405 of the Securities Act, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly, the next determination will be made with respect to ZOOZ on June 30, 2024. Even after ZOOZ no longer qualifies as an emerging growth company, for so long as ZOOZ qualifies as a foreign private issuer, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies.

ZOOZ is required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, ZOOZ intends to publish its results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of Nasdaq. However, no assurance can be provided that ZOOZ will at all times publish its results on a quarterly basis, or that if it does, it will do so in a timely or consistent manner. Rather, ZOOZ may from time to time elect not to publish quarterly results due to commercial considerations. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information ZOOZ is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. Accordingly, ZOOZ shareholders receive less or different information about ZOOZ than a shareholder of a U.S. domestic public company would receive.

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ZOOZ is listed on Nasdaq. Nasdaq rules permit a foreign private issuer such as ZOOZ to follow the corporate governance practices of its home country. Certain corporate governance practices in Israel, which is ZOOZ’s home country, may differ significantly from Nasdaq listing standards.

Foreign private issuers, similar to emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. For example, for so long as ZOOZ retains its foreign private issuer status, officers, directors and principal shareholders of ZOOZ will not be subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. Thus, even at such time as ZOOZ no longer qualifies as an emerging growth company but remains a foreign private issuer, it will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for the last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We intend to take advantage of certain of these exemptions.

We will remain an emerging growth company until the earliest of (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the Business Combination; (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

The Offering

Ordinary Shares Offered:	The Selling Shareholders are offering 2,240,000 ordinary shares(1)
Outstanding Ordinary Shares:	12,066,115 ordinary shares(2)
Use of Proceeds:	ZOOZ will not receive any proceeds from this offering

Recapitalization (reverse share split)

All share and per share information concerning the ZOOZ ordinary shares reflects the 11.4372-for-one reverse share split as part of the Recapitalization.

(1)	Represents up to 1,120,000 Sponsor Earnout Shares which are currently held in the Escrow Account that may be transferred (i) to EBC (and resold by EBC hereunder) to satisfy all or portions of the EBC Note and/or (ii) to the Sponsor (and resold by the Sponsor hereunder) to satisfy all or portions of the Sponsor Note.

(2)	Does not include 6,022,500 ordinary shares issuable upon exercise of the ZOOZ Closing Warrants, 2,451,660 ordinary shares issuable upon exercise of other ZOOZ warrants, 4,000,000 ordinary shares which are contingently issuable to Existing ZOOZ Holders pursuant to the Earnout and 831,985 ordinary shares issuable pursuant to exercise of outstanding options of ZOOZ.

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RISK FACTORS

Any investment in our ordinary shares and/or public warrants involves a high degree of risk. You should carefully consider the risks set forth below and described in “Item 3. Key Information—D. Risk factors” in our Annual Report on Form 20-F for the year ended December 31, 2023, incorporated by reference herein, and all of the other information included or incorporated by reference in this prospectus before deciding whether to purchase our common shares. The risks and uncertainties described herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described herein actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our ordinary shares could decline, and you may lose all or part of your investment. The risks discussed herein also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering

Due to the significant number of Keyarch Class A ordinary shares that were redeemed in connection with the Business Combination, the number of ZOOZ ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may represent a large amount compared to our public float. As a result, the resale of ZOOZ ordinary shares pursuant to this prospectus could have a significant negative impact on the trading price of our ordinary shares.

Due to the significant number of Keyarch Class A ordinary shares that were redeemed in connection with the Business Combination, the number of ZOOZ ordinary shares that the selling shareholders can sell into the public markets pursuant to this prospectus may represent a large amount compared to our public float. As a result, the resale of ZOOZ ordinary shares pursuant to this prospectus could have a significant negative impact on the trading price of our ordinary shares. This impact may be heightened by the fact that, as described below, certain of the selling shareholders acquired, or are able to acquire, ZOOZ ordinary shares at prices that are well below the current trading price of our ordinary shares.

The selling securityholders will determine the timing, pricing and rate at which they sell such ZOOZ ordinary shares into the public market. Although the current trading price of our ordinary share is below $10.00 per share, which was the sales price for units in the Keyarch IPO, certain of the selling shareholders have an incentive to sell because they purchased shares (or may acquire shares) at prices below the initial public offering price and/or below the recent trading prices of our securities. For example, the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Additionally, while sales by such investors may experience a positive rate of return based on the trading price at the time they sell their shares, the public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the prices at which such public securityholders purchased their shares and the trading price. Given the substantial number of ZOOZ ordinary shares being registered for potential resale by the selling shareholders pursuant to this prospectus, the sale of ordinary shares by the selling shareholders, or the perception in the market that the selling shareholders of a large number of ordinary shares intend to sell ordinary shares, may increase the volatility of the market price of our ordinary shares, may prevent the trading price of our securities from exceeding the Keyarch IPO offering price and may cause the trading prices of our securities to experience a further decline.

The ZOOZ ordinary shares that are being registered for resale under this prospectus consist of the 1,120,000 Sponsor Earnout Shares. In connection with the initial public offering of Keyarch (the “IPO”) in January 2022, the Sponsor in July 2021 purchased from Keyarch as founders’ consideration shares 1,120,000 Keyarch Class B ordinary shares par value $0.0001 per share of Keyarch (the “Founder Subject Shares”) as founders’ consideration shares for $0.009 per share, for a total of $10,080, among other purchases by the Sponsor of securities of Keyarch in connection with its IPO in 2022. At the closing of the Business Combination, on April 4, 2024, such Founder Subject Shares were exchanged for ZOOZ ordinary shares, in accordance with the business combination agreement relating to the Business Combination, in this case, the Sponsor Earnout Shares.

Pursuant to the EBC Note, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note (April 4, 2026), all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Accordingly, the purchase price per share paid by the Sponsor for the ZOOZ ordinary shares being registered under this prospectus for resale by the Sponsor is $0.009, subject to the fact that such shares must be used to pay obligations owed to EBC until such obligations are paid in full; and the effective purchase price per share to be paid by EBC for the ZOOZ ordinary shares being registered under this prospectus for resale by EBC is ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to (a) the receipt of the applicable prepayment notice from EBC or (b) the maturity date of the EBC Note, as applicable. Therefore, EBC has the potential to earn about a 10% profit from selling ordinary shares that it may acquire in settlement of the EBC Note, based on the formula at which the outstanding amount under the EBC Note may be exchanged compared to the prevailing trading price at the time of exchange, represented by the volume weighted average price used in the formula. In addition, the Sponsor will have the opportunity to earn a profit (i) equal to the difference between 90% of the prevailing volume weighted average price of the ordinary shares and $0.009, from settling the obligation to repay the EBC Note using the Sponsor Earnout Shares, with each share paying off the amount of the EBC Note represented by the formula stated above, and (ii) in the event that the EBC Note has been paid off in full and there are remaining Sponsor Earnout Shares in the Escrow Account, equal to about 10% from selling ordinary shares that it may be released from escrow in settlement of the Sponsor Note, based on the formula at which the outstanding amount under the Sponsor Note may be exchanged compared to the prevailing trading price at the time of exchange, represented by the volume weighted average price used in the formula.

Given that the prices at which the Selling Shareholders acquired (or may acquire) the ZOOZ ordinary shares being registered for resale under this prospectus are considerably below the current market price of the ZOOZ ordinary shares, and that such shares represent approximately 11.9% of the outstanding ZOOZ ordinary shares held by parties other than the Sponsor (such percentage calculated by including the Sponsor Earnout Shares once in the numerator and once in the denominator), and 9.3% of the total outstanding ZOOZ ordinary shares, sales of shares under this prospectus (or the expectation thereof) could have a significant negative impact on the public trading price of the ZOOZ ordinary shares.

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The ZOOZ public warrants are currently out of the money, and ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50.

The exercise price of our public warrants is $11.50 per ZOOZ ordinary share, and the last quoted sale price for the ZOOZ ordinary shares as reported on the Nasdaq Capital Market on May 21, 2024 was $2.23 per share. Given that the warrants are currently out of the money, it is not likely that warrant holders will exercise their warrants. Cash proceeds to ZOOZ associated with the exercise of the warrants are dependent on the stock price, and as such, ZOOZ does not expect to receive cash proceeds from warrant exercises until the trading price of the ZOOZ ordinary shares on the Nasdaq Capital Market exceeds the warrant exercise price of $11.50. ZOOZ’s ability to successfully carry out its business plan is primarily dependent upon its ability to obtain sufficient additional capital and increase its revenue and reduce its costs. There are no assurances that ZOOZ will be successful in obtaining an adequate level of financing needed for the long-term business plan or that any financing will result in and increasing its profitability. ZOOZ expects that it will need to obtain substantial additional funding in connection with its continuing operations. If ZOOZ is unable to raise capital when needed or on attractive terms, it could be forced to delay, reduce or eliminate its research and development programs or future commercialization efforts. In order to continue ZOOZ’s operations, including research and development and sales and marketing, ZOOZ is looking to secure financing from various sources, including additional investment funding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” that are subject to risks and uncertainties. Statements that are not historical facts, including statements about Keyarch and ZOOZ and the transactions contemplated by the Business Combination Agreement, and the parties’ perspectives and expectations, are forward-looking statements. Such statements include, but are not limited to, statements regarding possible or anticipated future results of ZOOZ’s business, financial condition, results of operations, liquidity, plans and objectives. The words “expect,” “believe,” “estimate,” “intend,” “plan,” “anticipate,” “project,” “may,” “will,” “could,” “should,” “potential” and similar words or expressions indicate forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to various risks and uncertainties, assumptions (including assumptions about general economic, market, industry and operational factors), known or unknown, which could cause the actual results to vary materially from those indicated or anticipated.

The statements contained in this prospectus regarding the following matters are forward-looking by their nature:

●	Competition in the battery and electric vehicle industry, and the failure to introduce new technologies and products in a timely manner to compete successfully against competitors;

●	If ZOOZ fails to adjust its supply chain volume due to changing market conditions or fails to estimate its customers’ demand;

●	Disruptions in relationships with any one of ZOOZ’s prospective key customers;

●	Any difficulty selling ZOOZ’s products if customers do not design ZOOZ’s products into their product offerings;

●	ZOOZ’s dependence on winning selection processes;

●	Even if ZOOZ succeeds in winning selection processes for its products, ZOOZ may not generate timely or sufficient net sales or margins from those wins;

●	Sustained yield problems or other delays in the manufacturing process of products; and

●	the other matters described in the section titled “Risk Factors”.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks described under “Risk Factors” in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, to conform these statements to actual results or to changes in our expectations.

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USE OF PROCEEDS

ZOOZ will not receive any proceeds from the sale by the Selling Shareholders of their ordinary shares.

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SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of ordinary shares beneficially owned by each selling shareholder as of April 17, 2024. The table and the other information contained under the captions “Selling Shareholder” and “Plan of Distribution” has been prepared based upon information furnished to us by or on behalf of the Selling Shareholders. The following table sets forth, as to the selling shareholders, the number of ordinary shares beneficially owned, the number of shares being sold, the number of shares beneficially owned upon completion of the offering and the percentage beneficial ownership upon completion of the offering. Also included in the footnotes to the table of Selling Shareholders is any relationship during the past three years between the Selling Shareholders and us or any of our predecessors or affiliates. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 17, 2024.

			After Sale of Shares in Offering
Name	Shares Beneficially Owned	Shares Being Sold	Shares Beneficially Owned	Percent of Outstanding(1)
Keyarch Global Sponsor Limited(2)	3,734,800	1,120,000	2,614,800	21.7%
EarlyBirdCapital, Inc.(3)	1,273,911	1,120,000	153,911	1.3%

(1)	There are 12,066,115 ordinary shares outstanding, including the Sponsor Earnout Shares.
(2)	Represents 2,219,550 ZOOZ ordinary shares, the 1,120,000 Sponsor Earnout Shares potentially transferable to the Sponsor by exchange under the Sponsor Note and 245,250 ZOOZ ordinary shares issuable upon exercise of ZOOZ Closing Warrants held by the Sponsor. Also represents 150,000 ZOOZ ordinary shares held by Mr. Fang Zheng. The Sponsor served as Keyarch’s sponsor, is party to the Sponsor Letter Agreement, the Sponsor Note and the Escrow Agreement and previously was the payee under the Pre-Closing Sponsor Notes and was party to the Sponsor Support Agreement, dated July 30, 2023, among Keyarch, the Sponsor and ZOOZ, under which the Sponsor agreed to certain voting and transfer restrictions in support of the Business Combination. The address of the Sponsor is 275 Madison Avenue, 39th Floor, New York, New York 10016. Mr. Fang Zheng, who serves as a director on our board of directors as of the Closing of the Business Combination, is the majority shareholder of the Sponsor and therefore could be deemed to be the beneficial owner of all of our securities of the Issuer held of record by the Sponsor.
(3)	Represents 134,564 ZOOZ ordinary shares, the 1,120,000 Sponsor Earnout Shares potentially transferable to EBC by exchange under the EBC Note and 19,347 ZOOZ ordinary shares issuable upon exercise of ZOOZ Closing Warrants held by EBC. EBC served as the representative of the underwriters in connection with Keyarch’s initial public offering and is party to the Business Combination Marketing Agreement and the EBC Note. The address of EBC is 366 Madison Avenue, New York, New York 10017.

Except as disclosed in the footnotes to the above table and except for the Sponsor, none of the Selling Shareholders has, and within the past three years has not had, any position, office or material relationship with us or with any of our predecessors or affiliates.

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PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions or by gift. The shares offered by this prospectus may be sold by the Selling Shareholders at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling or otherwise transferring shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer will attempt to sell the shares as agent but may purchase a position and resell a portion of the block as principal to facilitate the transaction;

●	sales to a broker-dealer as principal and the resale by the broker-dealer of the shares for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange if we are listed on an exchange at the time of sale;

●	privately negotiated transactions, including gifts;

●	covering short sales made after the date of this prospectus;

●	pursuant to an arrangement or agreement with a broker-dealer to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method of sale permitted pursuant to applicable law.

To the extent permitted under Rule 144, the Selling Shareholders may also sell ordinary shares owned by them pursuant to Rule 144 rather than pursuant to this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. None of the Selling Shareholders is an affiliate of any broker-dealer.

The Selling Shareholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if the Selling Shareholders default in the performance of the secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as selling shareholder under this prospectus.

In connection with the sale of our ordinary shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume. The Selling Shareholders may, after the date of this prospectus, also sell our ordinary shares short and deliver these securities to close out their short positions, or lend or pledge its ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, they will be subject to the prospectus delivery requirements of the Securities Act, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our ordinary shares by the Selling Shareholders and any other persons who are involved in the distribution of the ordinary shares pursuant to this prospectus. The Selling Shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

We may be required to amend or supplement this prospectus in the event that (a) a selling shareholder transfers securities under conditions which require the purchaser or transferee to be named in the prospectus as a selling shareholder, in which case we will be required to amend or supplement this prospectus to name the selling shareholder, or (b) a selling shareholder sells shares to an underwriter, in which case we will be required to amend or supplement this prospectus to name the underwriter and the method of sale.

We are paying all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of ZOOZ and Keyarch, adjusted to give effect to the transactions that were entered into in contemplation of, or that are contemplated by the Business Combination Agreement, including the PIPE investment pursuant to the subscription agreements (collectively, the “Subscription Agreements”) with certain investors (the “PIPE Investors”), under which, the PIPE Investors agreed to subscribe for and purchase, and Keyarch agreed to issue and sell to these Investors, prior to the closing of the Business Combination, an aggregate of 1,300,000 Keyarch Class A ordinary shares (the “Subscription Shares”) for a purchase price of $10.00 per share, for gross proceeds of $13,000,000, on the terms and subject to the conditions set forth in the applicable Subscription Agreements (collectively, the “Transactions”).

Keyarch is a blank check company incorporated in the Cayman Islands. Keyarch was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses. As of the Closing on April 4, 2024, there was approximately $324 thousands held in the Trust Account.

ZOOZ was incorporated in the State of Israel on February 5, 2013. ZOOZ is engaged in developing, manufacturing, marketing and selling of energy storage solutions for EVs. The system is based on kinetic storage using flywheels. ZOOZ is headquartered in Lod, Israel.

The unaudited condensed combined pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited condensed combined pro forma financial information presents the pro forma effects of the Transactions.

The Unaudited Condensed Combined Pro Forma Financial Statements

The following unaudited condensed combined pro forma balance sheet as of December 31, 2023, assumes that the Transactions had been completed on December 31, 2023. The unaudited condensed combined pro forma statement of operations for the year ended December 31, 2023 assumes that the Transactions had been completed on January 1, 2023.

The unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been if the Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

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The unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based on information currently available, assumptions, and estimates underlying the pro forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

The historical financial information of Keyarch was derived from the audited financial statements of Keyarch as of and for the twelve months ended December 31, 2023, which are included in this prospectus.

The historical financial information of ZOOZ was derived from the audited consolidated financial statements of ZOOZ as of and for the twelve months ended December 31, 2023, which are included in this prospectus.

This unaudited pro forma condensed combined financial information should be read together with the notes thereto, as well as: ZOOZ’s audited financial statements as of and for the twelve months ended December 31, 2023 and the related notes thereto, Keyarch’s audited financial statements as of and for the twelve months ended December 31, 2023 and the related notes thereto, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

The Transactions have been accounted for as Recapitalization, with no goodwill or other intangible assets recorded, in accordance with US GAAP. It has been determined that ZOOZ will be the accounting acquirer based on evaluation of the following facts and circumstances:

● ZOOZ does not have a controlling shareholder immediately after the consummation of the Transactions and certain of ZOOZ’s existing shareholders have the greatest voting interest in the combined company.

● Pursuant to the Business Combination Agreement, the post-Closing board of ZOOZ (the “Post Closing Board” ) consists of seven directors, out of which ZOOZ designated prior to Closing three and two additional individuals were mutually agreed upon by ZOOZ and Keyarch prior to Closing, i.e. the majority of the Post-Closing Board were designated by ZOOZ.

● ZOOZ’s senior management is the senior management of the combined company following the Closing of the Transactions.

● ZOOZ is the larger entity based on historical operating activity and has the larger employee base.

Description of the Transactions

The Business Combination Agreement and Transaction Financing

On April 4, 2024 (the “Closing Date”), Keyarch and ZOOZ consummated their previously announced Business Combination, pursuant to the Business Combination Agreement by and among Keyarch, ZOOZ, Merger Sub, the Sponsor, in the capacity as representative of specified shareholders of Keyarch after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing and the merger of Merger Sub with and into Keyarch, with Keyarch surviving the merger, Keyarch became a direct, wholly-owned subsidiary of the Company. Pursuant to the Business Combination Agreement, at the effective time of the Business Combination (the “Effective Time”):

● each outstanding Keyarch class A ordinary share, par value $0.0001 per share (“Keyarch Class A ordinary shares”), comprising 4,949,391 of such Keyarch Class A ordinary shares (the number of the Keyarch Class A ordinary shares included the Subscription Shares and the Sponsor Earnout Shares, as such terms are defined below), and each Keyarch Class B ordinary share, par value $0.0001 per share (“Keyarch Class B ordinary shares”) comprising one such Keyarch Class B ordinary share (collectively, with such Keyarch Class A ordinary shares, “Keyarch ordinary shares”), in each case were exchanged for one ZOOZ ordinary share, comprising the amount of 4,949,392 ZOOZ ordinary shares, including the Sponsor Earnout Shares;

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● each outstanding public and private warrant of Keyarch entitling the holder to purchase one Keyarch Class A ordinary share per warrant at a price of $11.50 per whole share (each, a “Keyarch Warrant”) outstanding immediately prior to the Effective Time was converted into one equivalent warrant of ZOOZ entitling the holder to purchase one ZOOZ ordinary share per warrant at a price of $11.50 per whole share, and preserving the existing public or private nature of such Keyarch Warrant, exercisable for up to an aggregate of 6,022,500 ZOOZ ordinary shares (“ZOOZ Closing Warrants”); and

● the registered holder of each outstanding right to receive one tenth (1/10) of one Keyarch Class A ordinary share (collectively, the “Keyarch Rights”) was issued the number of full shares of Keyarch Class A ordinary shares to which such holder of Keyarch Rights was eligible, and which were exchanged for the equivalent number of ZOOZ ordinary shares, comprising the amount of 1,204,500 ZOOZ ordinary shares.

Up to an additional 4,000,000 ZOOZ ordinary shares are contingently issuable, following the Closing, in the form of an earnout (the “Earnout”) to existing ZOOZ holders before the Business Combination (“Existing ZOOZ Holders”) (any such shares, the “Earnout Shares”). Issuance of the Earnout Shares during the five years commencing at the end of the full fiscal quarter following the Closing (the “Earnout Period”) is subject to occurrence of the following price related events relating to ZOOZ ordinary shares. In the event the volume-weighted average price of ZOOZ ordinary shares (“VWAP”) exceeds $12, for any twenty (20) trading days within any thirty (30) consecutive trading day period during such period (the “Trading Period”), then 1 million Earnout Shares will be issuable (constituting 25% of the Earnout Shares). In addition, in the event the VWAP exceeds $16 for the Trading Period, then 1,400,000 Earnout Shares are issuable (constituting 35% of the Earnout Shares), and additionally, in the event VWAP exceeds $23 for the Trading Period, then 1,600,000 Earnout Shares are issuable (constituting 40% of the Earnout Shares). The reference prices are subject to adjustment for share splits, share dividends, recapitalizations and similar events, and the shares issuable under each of any of these events will be issued as soon as practicable following the settlement of such event. In addition, the Sponsor has agreed in the Sponsor Letter Agreement to subject forty percent of all of its original holdings of Keyarch Class B ordinary shares (which the Sponsor converted to Class A ordinary shares on August 14, 2023) to the same Earnout, other than to the extent used, in whole or in part, in connection with payment of expenses of the Business Combination, as described further below, which comprise in aggregate 1,120,000 Keyarch Class A ordinary shares that were exchanged for 1,120,000 ZOOZ ordinary shares (the “Sponsor Earnout Shares”).

On February 9, 2024, Keyarch and ZOOZ entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Keyarch agreed to issue and sell to these Investors, prior to the closing of the Business Combination, an aggregate of 1,300,000 Keyarch Class A ordinary shares (the “Subscription Shares”) for a purchase price of $10.00 per share, for gross proceeds of $13,000,000, on the terms and subject to the conditions set forth in the Subscription Agreements (the “Transaction Financing”), which Transaction Financing closed on April 4, 2024, and which Subscription Shares were exchanged for 1,300,000 ZOOZ ordinary shares in the Business Combination on April 4, 2024.

Sponsor Letter Agreement and Business Combination Marketing Agreement

On July 30, 2023, Keyarch, the Sponsor and ZOOZ entered into an agreement, as subsequently amended (the “Sponsor Letter Agreement”) pursuant to which the Sponsor agreed to make commercially reasonable efforts to utilize up to 40% (or 1,120,000 shares) of its ownership of Keyarch shares (the “Subject Founder Shares”) to pay any portion of unpaid Keyarch transaction expenses or incentivize investors or otherwise provider support in connection with transaction financing. Any remaining Subject Founder Shares which were not transferred to such payees were placed in escrow at the Closing and, as converted to ZOOZ ordinary shares, being the Sponsor Earnout Shares, will be released to the Sponsor if, during the Earnout Period, ZOOZ achieves the milestones as described above (including with respect to the percentage of such remaining Sponsor Earnout Shares to be released upon the achievement of any targets). Any Sponsor Earnout Shares that are not released will be transferred to ZOOZ for no consideration at the end of the Earnout Period, provided, however that at least 50% of the Sponsor Earnout Shares placed in escrow will be released to the Sponsor at the end of the Earnout Period notwithstanding the failure of ZOOZ to achieve any earnout milestones; and provided further that no Sponsor Earnout Shares will be released to the Sponsor under the Earnout until the EBC Note (as defined below) is paid in full and, additionally, the Sponsor Note (as defined below) is paid in full (in that order).

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In addition, during 2023 and 2024, Keyarch issued certain promissory notes in favor of the Sponsor (the “Pre-Closing Sponsor Notes”), which Pre-Closing Sponsor Notes were not repaid as of the Closing. On April 4, 2024, ZOOZ and Keyarch issued a promissory note in favor of the Sponsor for the principal amount of $2,030,000 (the “Sponsor Note”), in satisfaction of the Pre-Closing Sponsor Notes. The Sponsor Note matures on April 4, 2026 and accrues interest at an annual rate of 8%, which interest increases to 15% if the Sponsor Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the Sponsor Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity, provided that ZOOZ will not make any such prepayments until the EBC Note has been paid in full. Further, at any time after the EBC Note has been paid in full, the Sponsor may elect to have any amount of outstanding principal and/or accrued interest of the Sponsor Note satisfied by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to the Sponsor, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the Sponsor Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to ZOOZ’s receipt of the applicable prepayment notice from the Sponsor. In addition, on the maturity date of the Sponsor Note, provided that the EBC Note has been paid in full, all outstanding obligations will be satisfied by the transfer of Sponsor Earnout Shares from the Escrow Account to the Sponsor using the same pricing terms as in the previous sentence, with the five trading day period ending on the trading day immediately prior to such maturity date. Under the Sponsor Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by the Sponsor of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

Pursuant to the “Business Combination Marketing Agreement,” dated January 24, 2022, as subsequently amended on April 4, 2024, between EarlyBirdCapital, Inc. (“EBC”), who, among other things, served as the representative of the underwriters in Keyarch’s initial public offering, Keyarch and (effective April 4, 2024) ZOOZ, Keyarch engaged EBC as an advisor in connection with a business combination. Under the Business Combination Marketing Agreement, as compensation for EBC’s services, EBC is entitled to a total fee of $1,500,000 (which were included in Keyarch’s other payables and accrued expenses balance as of December 31, 2023), of which a total of $660,000 was paid in cash to EBC at the Closing, and the remainder of which is reflected in a promissory note dated April 4, 2024, for the principal amount of $840,000, made by ZOOZ and Keyarch in favor of EBC (the “EBC Note”).

The EBC Note matures on April 4, 2026 and accrues interest at an annual rate of 8% (commencing April 4, 2024), which interest increases to 15% if the EBC Note is not paid when due. In addition, ZOOZ is required to make mandatory cash prepayments on the EBC Note from time to time in amounts equal to 25% of the gross proceeds less sales commissions received by ZOOZ from equity or equity-linked financings following the issuance date and prior to maturity. Further, at any time, EBC may elect to have any amount of outstanding principal and/or accrued interest of the EBC Note prepaid by the Sponsor by the transfer of Sponsor Earnout Shares then remaining in the Escrow Account (as defined below) to EBC, with the price per Sponsor Earnout Share for purposes of determining the amount of the obligations satisfied under the EBC Note for such prepayment being equal to ninety percent (90%) of the volume weighted average price of an ordinary share of ZOOZ on the principal U.S. securities exchange on which ZOOZ’s ordinary shares then trade for the five trading day period ending on the trading day immediately prior to the Sponsor’s and ZOOZ’s receipt of the applicable prepayment notice from EBC. In addition, on the maturity date of the EBC Note, all outstanding obligations will be paid by the Sponsor by the transfer of Sponsor Earnout Shares from the Escrow Account using the same pricing terms as in the previous sentence, with the five-trading day period ending on the trading day immediately prior to such maturity date. Under the EBC Note, ZOOZ agreed to file, within 30 days after the issuance date, a registration statement registering the resale by EBC of the Sponsor Earnout Shares, which obligation the registration statement on Form F-1 of which this prospectus forms a part is intended to satisfy.

The Sponsor Earnout Shares were deposited in an escrow account (the “Escrow Account”) at the Closing pursuant to an escrow agreement, dated April 4, 2024 (the “Escrow Agreement”), which Escrow Agreement governs the release of such Sponsor Earnout Shares in accordance with the Sponsor Letter Agreement, Sponsor Note and EBC Note.

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The Transactions were comprised of a series of transactions pursuant to the Business Combination Agreement. For accounting purposes, the Transactions were effectuated by three main steps:

1. The Recapitalization of ZOOZ (i.e. a reverse share split based on the Conversion Ratio of approximately 11.43720665 existing ZOOZ ordinary shares for each recapitalized ZOOZ ordinary share).

2. The merger of Keyarch with Merger Sub resulted in the exchange of shares of Keyarch ordinary shares held by Keyarch shareholders for newly issued ZOOZ ordinary shares on a one-to-one basis. The merger was not within the scope of ASC 805 (“Business Combinations”) because Keyarch did not meet the definition of a business in accordance with ASC 805. The merger was accounted for as a recapitalization; as such, any difference between the fair value of ZOOZ ordinary shares issued and the fair value of Keyarch’s identifiable net assets should be recorded as additional paid-in capital.

3. As part of the Transactions, each Keyarch warrant became a ZOOZ warrant. The exercise price of Keyarch warrants was denominated in U.S. dollar, which differs from the ZOOZ’s functional currency. Accordingly, such warrants were classified as liability.

Pro Forma Ownership

The following table summarizes the unaudited pro forma ownership of ZOOZ ordinary shares that would have been outstanding as of December 31, 2023, after giving effect to the Transactions (including the Recapitalization), assuming no ZOOZ Closing Warrants have been exercised.

	As of December 31, 2023
	Shares	%
Shares of Keyarch public shareholders(1)	1,179,392	10.78%
Keyarch Sponsor and its permitted transferees and directors and officers(1)	2,294,550	20.96%
EBC Shares(1)	259,950	2.37%
PIPE Investors	1,300,000	11.88%
Existing ZOOZ Shareholders(2)	5,912,223	54.01%
Total Pro Forma ZOOZ Ordinary Shares Outstanding as of December 31, 2023 (excluding Earnout Shares and Founder Subject Shares)	10,946,115	100%
ZOOZ Earnout Shares	4,000,000
Sponsor Earnout Shares(3)	1,120,000
Total ZOOZ Ordinary Shares at Closing (including Earnout Shares and Sponsor Earnout Shares)(4)	16,066,115

(1)	Including shares issued upon conversion of Keyarch Rights at Closing.

(2)	Does not include outstanding ZOOZ options which were exercisable (and were not exercised) into a total of 87,777 ZOOZ ordinary shares on a net exercise basis prior to the Closing of the Business Combination.

(3)	Represents up to a total of 1,120,000 Sponsor Earnout Shares which are currently held in the Escrow Account that may be transferred (i) to EBC (and resold by EBC hereunder) to satisfy all or portions of the EBC Note and/or (ii) to the Sponsor (and resold by the Sponsor hereunder) to satisfy all or portions of the Sponsor Note.

(4)	Assumes that all the Earnout Rights were converted into Earnout Share.

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UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

AS OF DECEMBER 31, 2023

(in USD thousands)

	ZOOZ (Historical)	Keyarch (Adjusted)(1)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash	$6,672	445	10,324	3(A)	17,441

Investments held in Trust Account	-	324	(324)	3(A)	-
Prepaid expenses and other current assets	752	19			771
Inventory	2,848	-	-		2,848
TOTAL CURRENT ASSETS:	10,272	788	10,000		21,060
NON-CURRENT ASSETS:
Property and equipment, net	1,593	-	-		1,593
Right-of-use assets	1,309	-	-		1,309
Restricted cash deposits	224	-	-		224
Other assets and prepaid expenses	79	30	(30)	3(B)	79
TOTAL NON-CURRENT ASSETS:	3,205	30	(30)		3,205

TOTAL ASSETS	$13,477	818	9,970		24,265

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	536	-	-		536
Share based payment liabilities	232	-	-		232
Current maturities of operating lease liabilities	309	-	-		309
Short term employee benefits	788	-	-		788
Promissory Note - Related Party	-	2,030	-		2,030
Other payables and accrued expenses	1,387	2,620	(1,780)	3(D)	2,227
TOTAL CURRENT LIABILITIES	3,252	4,650	(1,780)		6,122

NON-CURRENT LIABILITIES:
Warrants(2)	-	-	306	3(B)	306
Operating lease liabilities	1,035	-	-		1,035
TOTAL NON-CURRENT LIABILITIES	1,035	-	306		1,341
TOTAL LIABILITIES	4,287	4,650	(1,474)		7,463

	ZOOZ (Historical)	Keyarch (Adjusted)(1)	Transaction Accounting Adjustments		Pro Forma Combined
Ordinary shares subject to possible redemption	-	324	(324)	3(A)	-
SHAREHOLDERS’ EQUITY:
Ordinary shares;	5	-	4	3(B)	9
Additional paid-in capital	58,780	986	6,622	3(B)	66,388
Accumulated other comprehensive income (loss)	(2,414)	-	-		(2,414)
Accumulated deficit	(47,181)	(5,142)	5,142	3(C)	(47,181)
Total shareholders’ equity (deficiency)	9,190	(4,156)	11,768		16,802
Total liabilities and shareholders’ equity	$13,477	818	9,970		24,265

(1)	See note 3 “Adjusted balance sheet of Keyarch.”
(2)

Keyarch warrants, measured in accordance with the fair market value of the Keyarch public warrants, as determined in accordance with the closing market price per Keyarch public warrant on April 3, 2024. Profit or loss differences were not considered in unaudited condensed combined pro forma statements of operations due to immateriality.

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UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED DECEMBER 31, 2023

(in USD thousands, except share and per share data)

	ZOOZ (Historical)	Keyarch (Adjusted)(2B)	Transaction Accounting Adjustments	Pro Forma Combined

Sales	764	-	-	764
Cost of sales	1,869	-	-	1,869
Gross Loss	1,105			1,105
Research and Development, net	4,951	-	-	4,951
Sales and Marketing	3,305	-	-	3,305
General and Administrative	2,850	4,127	-	6,977
Total Operating Expenses	11,106	4,127	-	(15,233)
Operating (loss)	(12,211)	(4,127)	-	(16,338)
Financial Income (expenses), net	456	13		469
Loss before income tax	(11,755)	(4,114)	-	(15,869)
Income tax	-	-	-	-
Net Loss	(11,755)	(4,114)	-	(15,869)
Net loss per share attributable to ordinary shares, basic and diluted	(1.99)			(1.45)
Weighted average ordinary shares outstanding, basic and diluted	5,912,223			10,946,115

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NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited condensed combined pro forma financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.

The following unaudited condensed combined pro forma balance sheet as of December 31, 2023, and the unaudited condensed combined pro forma statements of operations for the period ended December 31, 2023 are based on the historical financial statements of ZOOZ and Keyarch. The transaction accounting adjustments for the Transactions consist of those necessary to account for the transaction.

The pro forma adjustments are based on information currently available, and assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying pro forma condensed combined financial information.

ZOOZ and Keyarch did not have any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited condensed combined pro forma balance sheet as of December 31, 2023, assumes that the Transactions occurred on December 31, 2023. The unaudited condensed combined pro forma statements of operations for the period ended December 31, 2023 present pro forma effect to the Transactions as if they had been completed on January 1, 2023.

The unaudited condensed combined pro forma balance sheet as of December 31, 2023, and the unaudited condensed combined pro forma statements of operations for the period ended December 31, 2023 have been prepared using, and should be read in conjunction with, the following:

● Keyarch’s audited financial statements as of December 31, 2023 and the year then ended, and the related notes, included elsewhere in this prospectus; and

● ZOOZ’s audited financial statements as of December 31, 2023 and the year then ended, and the related notes, included elsewhere in this prospectus.

Management has made significant estimates and assumptions in its determination of the unaudited pro forma adjustments. As the unaudited condensed combined pro forma financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that ZOOZ believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. ZOOZ believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at the time and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited condensed combined pro forma financial information.

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The unaudited condensed combined pro forma financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of ZOOZ. They should be read in conjunction with the historical financial statements and notes thereto of ZOOZ and Keyarch.

Accounting Policies

Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited condensed combined pro forma financial information. As a result, the unaudited condensed combined pro forma financial information does not assume any differences in accounting policies.

2.	Adjusted balance sheet of Keyarch

The following table presents the adjusted balance sheet of Keyarch reflecting the actual redemptions performed on January 19, 2024 and by April 4, 2024. The Keyarch opening balances in the proforma balance sheet as of December 31, 2023 above have been adjusted to reflect this.

Balance sheet as of December 31, 2023

(in USD thousands)

	Keyarch (Historical)	Adjustments		Keyarch (Adjusted)
ASSETS
CURRENT ASSETS:
Cash	445	-		445
Investments held in Trust Account	324	-		324
Prepaid expenses	19	-		19
Total current assets	788	-		788
NON-CURRENT ASSETS:
Cash held in escrow accounts	30	-		30
Marketable securities held in Trust Account	25,508	(25,508)	(1A)	-
Total non current assets	25,538	(25,508)		30
Total assets	26,326	(25,508)		818

LIABILITIES
CURRENT LIABILITIES:
Accounts payable and accrued expenses	2,620	-		2,620
Promissory Note - Related Parties	2,030	-		2,030
Total current liabilities	4,650			4,650

Ordinary shares subject to possible redemption	25,832	(25,508)	(1A)	324
SHAREHOLDERS’ EQUITY:
Ordinary shares;
Additional paid-in capital	986	-		986
Accumulated deficit	(5,142)	-		(5,142)
Total shareholders’ equity (deficiency)	(4,156)			(4,156)
Total liabilities and shareholders’ equity	26,326	(25,508)		818

(1A) - Represents redemption of $3.3 million on January 19, 2024 and of $22.2 million on April 2, 2024.

(2B) -	Financial Income was adjusted from $3,656 thousands. Reflects the reclassification of $3,647 thousands of interest gains on marketable securities held in the Trust Account that became unavailable following the redemption prior to the Closing Date.

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3.	Adjustments to Unaudited Condensed Combined Pro Forma Financial Information

The unaudited condensed combined pro forma financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only. ZOOZ and Keyarch have not had any historical relationship prior to the Merger. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited condensed combined pro forma financial information has been prepared to illustrate the effect of the Recapitalization and has been prepared for informational purposes only.

Adjustments to Unaudited Condensed Combined Pro Forma Financial Statements

The adjustments included in the unaudited condensed combined pro forma balance sheet as of December 31, 2023 are as follows:

(A)	Represents pro forma adjustments to the cash:

(in thousands)
Reclassification of Marketable securities held in trust account made available(1)	324
PIPE Investors(2)	13,000
Payment of transaction fees(3)	(3,000)
Total	10,324

1.	Reflects the proceeds of $324 thousand from the issuance of 29,392 shares issued to the holders of public shares.

2.	Reflects PIPE Investment of $13,000 thousands. For additional information please refer to “Summary—PIPE Investment.”

3.	Reflects payment of $3,000 thousands of transaction fees on the Closing Date.

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(B)	Represents pro forma adjustments to the additional paid-in capital and ordinary shares:

(in thousands)
Shares issued – ordinary shares(1)	4
Shares issued – additional paid in capital(2)	13,320
Reclass of Keyarch public warrants to liability(3)	(306)
Transaction fees – additional paid in capital	(1,250)
Elimination of Keyarch’s deficit(4)	(5,142)
6,622

1.	Reflects par value of $8,629 ordinary shares and less the par value of $5,000 ZOOZ ordinary shares in ZOOZ’s financial statements (each share carries par value of $0.00079).
2.	Reflects the additional paid in capital for the abovementioned issuance of shares, for $13,320 thousands.
3.	Reflects the elimination of Keyarch’s deficit.

In addition, the Pre-Closing ZOOZ Shareholders have the right to receive additional ZOOZ ordinary shares (the Earnout Shares) if certain share price thresholds are achieved within five years of the Closing, as detailed elsewhere in this prospectus.

The Earnout Shares are considered indexed to ZOOZ’s own shares and are classified within equity in the unaudited condensed combined proforma financial information.

(C)	Represents pro forma elimination of Keyarch’s deficit in the amount of $5,142 thousand.

(D)	Represents pro forma adjustments of the Keyarch’s transaction costs in the amount of $1,780 thousands.

4.	Loss per Ordinary Share

Net loss per ordinary share is calculated using the historical weighted average ordinary shares outstanding, and the issuance of additional ordinary shares in connection with the Recapitalization and the Merger, assuming the shares were outstanding since January 1, 2023. As the Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per ordinary share assumes that the ordinary shares issuable relating to the Transactions have been outstanding for the entire period presented.

The unaudited pro forma basic and diluted earnings per share amounts presented in the unaudited condensed combined pro forma statements of operations are based upon the number of ZOOZ ordinary shares outstanding (including the ZOOZ ordinary shares that were issued to Keyarch shareholders), assuming such shares were outstanding since January 1, 2023.

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Weighted average ordinary shares outstanding — Basic and Diluted

	Year ended December 31, 2023
Owned by ZOOZ shareholders prior to Closing(1)	5,192,223
PIPE Investors	1,300,000
Public (originally invested in Keyarch IPO)	1,179,392
Owned by Keyarch shareholders prior to Closing	2,554,500
	10,946,115	(1)

(1)	Not including the Sponsor Earnout Shares

Year ended December 31, 2023
Pro forma net loss (in USD thousands)	15,869
Weighted average shares outstanding – basic and diluted(1)(2)	10,946,115
Net loss per share – basic and diluted	(1.45)

(1)	Includes outstanding ZOOZ ordinary shares and such shares issued for ZOOZ Converted Options, as of the Effective Time.

(2)

The weighted average shares outstanding and net earnings per share information reflect the Transactions as if they had occurred on January 1, 2023. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire period presented. The Company’s basic and diluted loss per share is calculated by dividing net loss attributable to ordinary shareholders by the weighted-average number of ordinary shares outstanding for the period, without consideration of potentially dilutive securities. The weighted average number of shares in computing the basic and diluted loss per share is identical, since including some potential shares of ordinary shares in the computation of the diluted net loss per share for the period presented would have had an anti-dilutive effect.

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DESCRIPTION OF ORDINARY SHARES

A summary of the material provisions governing ZOOZ’s share capital is described below. This summary is not complete and should be read together with the ZOOZ’s Restated Articles, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

This section summarizes the material rights of ZOOZ shareholders under Israeli law, and the material provisions of the Restated ZOOZ Articles.

Share Capital

The authorized share capital as of April 17, 2024 consists of 34,973,574 ZOOZ ordinary shares, out of which 12,066,115 are issued and outstanding.

All of the outstanding ZOOZ ordinary shares are validly issued, fully paid and non-assessable. The ZOOZ Ordinary Shares are not redeemable and do not entitle their holders to preemptive rights. The Restated ZOOZ Articles and Israeli law do not restrict in any way the ownership or voting of ordinary shares by non-residents or persons who are not citizens of Israel, except with respect to subjects of nations which are in a state of war with Israel. All ZOOZ ordinary shares that are outstanding and the ZOOZ ordinary shares issuable upon exercise of currently outstanding warrants and options to purchase ordinary shares have identical rights.

Subject to the rights of holders of shares with special rights (if will be issued in the future), holders of paid up ZOOZ ordinary shares are entitled to participate in the payment of dividends and, in the event of a winding-up of ZOOZ, in the distribution of assets available for distribution, in proportion to the amount paid up or credited as paid up on account of the nominal value of the shares held by them respectively and in respect of which such dividend is being paid or such distribution is being made, without considering any premium those holders might have paid in excess of that par value.

ZOOZ may, from time to time, by a shareholders’ resolution, provide for shares with such preferred or deferred rights or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in such resolution.

An increase in the authorized share capital, the creation of a new class of shares, an increase in the authorized share capital of a class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes hereof, to modify or derogate or cancel the rights attached to previously issued shares of such class or of any other class.

Registration Number and Purposes of the Company

We are registered with the Israeli Registrar of Companies. Our registration number is 513887042. Our affairs are governed by the Restated ZOOZ Articles, applicable Israeli law and specifically, the Companies Law. Our purpose as set forth in the Restated ZOOZ Articles is to engage in any lawful activity.

Voting Rights

All ZOOZ ordinary shares have identical voting and other rights in all respects.

Transfer of Shares

Our fully paid ZOOZ ordinary shares are issued in registered form and may be freely transferred, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of the NASDAQ. The ownership or voting of ZOOZ ordinary shares by non-residents of Israel is not restricted in any way by the Restated ZOOZ Articles or the laws of the State of Israel, except for ownership by nationals of some countries that are, have been, or will be, in a state of war with Israel.

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Election of Directors

Pursuant to the Restated ZOOZ Articles, the Post-Closing Board will consist of no less than 3 and no more than 10 (including external directors to the extent required to be appointed to Post-Closing Board pursuant to the Companies Law, and independent directors). The directors (excluding external directors, to the extent external directors are required to be elected and to serve on the Post-Closing Board pursuant to the requirements of the Companies Law), shall be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, designated as Class I, Class II and Class III (each, a “Class”). The Post-Closing Board may assign members of the Post-Closing Board already in office to such classes at the time such classification becomes effective.

The terms of the Classes shall be as follows: (i) the term of office of the initial Class I directors commenced on the Merger Effective Time (as defined in the Business Combination Agreement) and shall expire at the Annual Meeting to be held in 2025 and when their successors are elected and qualified, (ii) the term of office of the initial Class II directors commenced on the Merger Effective Time and shall expire at the first Annual Meeting following the Annual General Meeting referred to in (i) above and when their successors are elected and qualified, and (iii) the term of office of the initial Class III directors commenced on the Merger Effective Time and shall expire at the first Annual General Meeting following the Annual General Meeting referred to in (ii) above and when their successors are elected and qualified.

At each Annual Meeting, commencing with the Annual Meeting to be held in 2025, each director nominee or alternate director nominee elected at such Annual Meeting to serve as a director in a Class whose term shall have expired at such Annual Meeting shall be elected to hold office until the third Annual Meeting next succeeding his or her election and until his or her respective successor shall have been elected and qualified. Notwithstanding anything to the contrary, each director shall serve until his or her successor is elected and qualified or until such earlier time as such director’s office is vacated.

Dividend and Liquidation Rights

ZOOZ may declare a dividend to be paid to the holders of ZOOZ ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. The Restated ZOOZ Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by ZOOZ’s board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If we do not meet such criteria, then we may distribute dividends only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of ZOOZ’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of ZOOZ ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on ZOOZ ordinary shares, proceeds from the sale of the ZOOZ ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that at the time are or have been in a state of war with Israel.

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Registration Rights

In connection with the consummation of the Merger, ZOOZ, Keyarch, the Sponsor and EBC entered into an amendment to the Registration Rights Agreement of Keyarch, which became effective as of the Merger Effective Time.

Shareholder Meetings

Under Israeli law, ZOOZ is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Restated ZOOZ Articles a general meeting and/or a special meeting. Our board of directors may call general meeting and/or special meeting of our shareholders subject to the terms determined under the Restated ZOOZ Articles and the Companies Law. In addition, the Restated ZOOZ Articles and the Companies Law provide that our board of directors is required to convene a general meeting and/or a special meeting of our shareholders upon the written request of (i) any two or more of our directors, (ii) one-quarter or more of the serving members of our board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of ZOOZ’s issued and outstanding shares and 1% or more of ZOOZ’s outstanding voting power or (b) 5% or more of ZOOZ’s outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the board of directors include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. The Restated ZOOZ Articles contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the board of directors, which, as a company listed on an exchange outside Israel, may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the articles of association;

●	appointment, terms of service and termination of services of auditors;

●	appointment of applicable Classes of directors, including external directors (to the extent required to serve on the board in accordance with applicable law);

●	approval of certain related party transactions;

●	increases or reductions of authorized share capital;

●	a merger; and

●	the exercise of the board of director’s powers by a general meeting, if the board of directors is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.

The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

Pursuant to the Restated ZOOZ Articles, holders of the ZOOZ ordinary shares have one vote for each ZOOZ ordinary share held on all matters submitted to a vote of the shareholders at a general meeting of shareholders. The quorum required for ZOOZ’s general meetings of shareholders consists of at least one or more shareholders holding at least 25% of the voting powers in ZOOZ in person (including presence by voting instrument or a vote through the electronic voting system, according to the law) or by proxy, except in the case of an adjourned meeting at which any number of shareholders shall constitute a quorum for the business for which the original general meeting was called. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week (i.e., following 7 days), at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to another day, time, and place, as the board of directors determines in a notice to the shareholders. A quorum will form at the reconvened meeting, in the presence of one or more shareholders holding 25% or more of the voting powers, within 30 minutes of the scheduled meeting start time, in person (including by a voting instrument or voting on the electronic voting system, according to the law) or by proxy. If no quorum is present, any number of shareholders present in person or by proxy shall constitute a quorum.

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Vote Requirements

The Restated ZOOZ Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Restated ZOOZ Articles. Under the Companies Law, certain actions require the approval of a special majority, including: (i) an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest, (ii) the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary) and (iii) certain compensation-related matters described above under “Management Following the Business Combination—Compensation Committee” and “—Compensation Policy under the Companies Law.” Under the Restated ZOOZ Articles, certain actions shall require a majority of sixty-six and two thirds percent (66 2/3%) or more of the votes cast by those shareholders voting in person or by proxy (including by voting deed), not taking into consideration abstaining votes: (i) amendment to Article 19.1.8 of the Restated ZOOZ Articles, according to which the appointment and dismissal of directors shall be made only by the annual General Meeting; (ii) amendment to Article 19.10.1 of the Restated ZOOZ Articles, according to which the agenda of any General Meeting will be set by the board of directors; and if a Special Meeting is convened upon demand as set forth in the Restated ZOOZ Articles, those matters specified by the directors or shareholders who demanded that the Special Meeting be convened shall be included in the agenda, provided that such matters are suitable (at the Board of Director’s discretion), in accordance with the Companies Law and these Articles, to be included in the agenda of a General Meeting; (iii) Article 19.15 of the Restated ZOOZ Articles, with respect to shareholder proposals; c (iv) Article 19.16 of the Restated ZOOZ Articles, which defines the events relating to General Meetings that require such Special Majority; (v) amendment to Article 22.1 of the Restated ZOOZ Articles relating to the number of directors on the Board of Directors ; (vi) amendment to Article 22.2 of the Restated ZOOZ Articles, relating to the classification of directors and their election; (vii) amendment to Article 22.4 of the Restated ZOOZ Articles, relating to vacancies on the Board of Directors; (viii) amendment to Article 22.5 of the Restated ZOOZ Articles relating to the events under which a director’s position vacates automatically, and (ix) amendment to Article 22.9 of the Restated ZOOZ Articles which defines the events relating to Board of Directors that require such Special Majority.

Access to Corporate Records

Under the Companies Law, all shareholders generally have the right to review minutes of our general meetings, our shareholder register (including with respect to material shareholders), our articles of association, our financial statements, other documents as provided in the Companies Law, and any document ZOOZ is required by law to file publicly with the Israeli Registrar of Companies or the Israeli Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in our possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. ZOOZ may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent or that the document’s disclosure may otherwise impair its interests.

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Anti-Takeover Provisions

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer.

Special Tender Offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made.

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In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. Shares purchased in contradiction to the special tender offer rules under the Companies Law will have no rights and will become dormant shares.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by any person or entity who holds 25% or more of the voting rights of the other party or the right to appoint 25% or more of the directors of the other party, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging company, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.

Anti-Takeover Measures in the Restated ZOOZ Articles

The Companies Law allows us to create and issue shares having rights different from those attached to ZOOZ ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. Under the Restated ZOOZ Articles, no preferred shares are authorized. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of ZOOZ ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to the Restated ZOOZ Articles, which requires the prior approval of the holders of a majority of the voting power attached to ZOOZ’s issued and outstanding shares at a general meeting of its shareholders. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and the Restated ZOOZ Articles, as described above in “Description of ZOOZ Ordinary Shares—Shareholder Meetings.”

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Borrowing Powers

Pursuant to the Companies Law and the Restated ZOOZ Articles, ZOOZ’s board of directors may exercise all powers and take all actions that are not required under law or under the Restated ZOOZ Articles to be exercised or taken by ZOOZ’s shareholders, including the power to borrow money for company purposes.

Changes in Capital

The Restated ZOOZ Articles enable ZOOZ to increase or reduce its share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by our shareholders at a general meeting of shareholders. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both ZOOZ’s board of directors and an Israeli court.

Exclusive Forum

The Restated ZOOZ Articles provide that unless ZOOZ consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act and Exchange Act actions, and accordingly, both state and federal courts have jurisdiction to entertain such claims. While the federal forum provision in the Restated ZOOZ Articles will not restrict the ability of ZOOZ’s shareholders to bring claims under the Securities Act or Exchange Act, ZOOZ recognizes that it may limit shareholders’ ability to bring a claim in the judicial forum that they find favorable and may increase certain litigation costs, which may discourage the filing of claims under the Securities Act or Exchange Act against ZOOZ, its directors and officers. However, the enforceability of similar forum provisions (including exclusive federal forum provisions for actions, suits or proceedings asserting a cause of action arising under the Securities Act or Exchange Act) in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions which are expected to be included in the Restated ZOOZ Articles. If a court were to find the choice of forum provision contained in the Restated ZOOZ Articles to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect ZOOZ’s business, financial condition and results of operations. Alternatively, if a court were to find these provisions of the Restated ZOOZ Articles inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, ZOOZ may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect ZOOZ’s business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in ZOOZ’s share capital shall be deemed to have notice of and to have consented to the choice of forum provisions that are expected to be included in the Restated ZOOZ Articles described above. This provision would not apply to claims for which the U.S. federal courts have exclusive jurisdiction.

The Restated ZOOZ Articles also provide that unless ZOOZ consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of ZOOZ, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ZOOZ to ZOOZ or ZOOZ’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Israel Companies Law or the Securities Law, shall be the Tel Aviv District Court (Economic Division in the State of Israel (or, if the Tel Aviv District Court does not have jurisdiction, and no other Israeli court has jurisdiction, the federal district court for the District of New York), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

Transfer Agent and Registrar

The transfer agent and registrar for ZOOZ ordinary shares is Continental Stock Transfer & Trust Company and its address is 1 State Street — 30th Floor, New York, New York 10004.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the ownership and disposition of ordinary shares. This discussion applies only to the ordinary shares, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of ordinary shares. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. ZOOZ has not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position regarding the tax consequences discussed below.

This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

●	banks, insurance companies, and certain other financial institutions;

●	regulated investment companies and real estate investment trusts;

●	brokers, dealers, or traders in securities;

●	traders in securities that elect to mark to market;

●	tax-exempt organizations or governmental organizations;

●	U.S. expatriates and former citizens or long-term residents of the U.S.;

●	persons holding ordinary shares, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to ordinary shares, as the case may be, being taken into account in an applicable financial statement;

●	persons that actually or constructively own 5% or more (by vote or value) of the outstanding ordinary shares;

●	founders, sponsors, officers or directors of Keyarch or holders of private placement warrants or ZOOZ Closing Warrants;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax (and their shareholders);

●	S corporations, partnerships, or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

●	U.S. Holders having a functional currency other than the U.S. dollar;

●	persons who hold or received ordinary shares, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

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If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds ordinary shares, the tax treatment of an owner of such entity will depend on the status of the owner or participant in the arrangement, the activities of the entity or arrangement, and certain determinations made at the owner or participant level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of ordinary shares that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation) created or organized in, or under the laws of, the U.S., any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares to U.S. Holders

Distributions on ordinary shares

If ZOOZ makes distributions of cash or property on the ordinary shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of ZOOZ’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as gain from the sale or exchange of the shares. If ZOOZ does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Subject to the discussions below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:

●	either (a) the shares are readily tradable on an established securities market in the United States (such as the Nasdaq), or (b) ZOOZ is eligible for the benefits of a qualifying income tax treaty with the U.S. that includes an exchange of information program;

●	ZOOZ is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder in any taxable year in which the dividend is paid or the preceding taxable year;

●	the U.S. Holder satisfies certain holding period requirements; and

●	the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

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There can be no assurances that ZOOZ will be eligible for benefits of an applicable comprehensive income tax treaty between the United States and Israel. In addition, there also can be no assurance that ordinary shares will be considered “readily tradable” on an established securities market in accordance with applicable legal authorities. Furthermore, ZOOZ will not constitute a qualified foreign corporation for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “—Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to ordinary shares.

The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Subject to certain exceptions, dividends on ordinary shares will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by ZOOZ with respect to the ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income”.

Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of ordinary shares in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of ordinary shares generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the ordinary shares for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.

Any such gain or loss recognized generally will be treated as U.S. source income or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the income tax treaty between the United States and Israel (the “Treaty”), which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of the Treaty to such U.S. Holder’s particular circumstances.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of the ordinary shares could be materially different from that described above, if ZOOZ is treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

●	at least 75% of its gross income for such year is passive income; or

●	at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (including cash).

For this purpose, ZOOZ will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which ZOOZ owns, directly or indirectly, 25% or more (by value) of the stock. Passive income generally includes dividends, interest, rents, royalties and capital gains.

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Based on the current and anticipated composition of the income, assets and operations of ZOOZ and its subsidiaries, there is a substantial risk that ZOOZ may be treated as a PFIC for U.S. federal income tax purposes for 2024.

Nevertheless, whether ZOOZ or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether ZOOZ or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of ZOOZ’s income and assets, and the value of its and its subsidiaries’ shares and assets. Changes in the composition of the income or assets of ZOOZ and its subsidiaries may cause ZOOZ to be or to become a PFIC for the current or subsequent taxable years. Thus, no assurance can be given as to whether ZOOZ will be a PFIC in 2024 or for any future taxable year. In addition, ZOOZ’s U.S. counsel expresses no opinion with respect to ZOOZ’s PFIC status for 2024 or future taxable years.

Under the PFIC rules, if ZOOZ were considered a PFIC at any time that a U.S. Holder owns ordinary shares, ZOOZ would generally continue to be treated as a PFIC with respect to such investment (i) it has ceased to be a PFIC and (ii) (a) the U.S. Holder has made a valid “QEF election” (as described below) for the first taxable year in which the holder owned such holder’s ordinary shares in which ZOOZ was a PFIC, (b) a valid mark-to-market election (as described below) is in effect for the particular year, or (c) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold its ordinary shares at their fair market value on the last day of the last taxable year in which ZOOZ is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below, but any loss would not be recognized. After the deemed sale election, the ordinary shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless ZOOZ subsequently becomes a PFIC.

For each taxable year that ZOOZ is treated as a PFIC with respect to a U.S. Holder’s ordinary shares, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge of its ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the ordinary shares will be treated as excess distributions. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which ZOOZ is a PFIC, will be treated as ordinary income; and

●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital gains, even though the U.S. Holder holds the ordinary shares as capital assets.

Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which ZOOZ may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that ZOOZ does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of ZOOZ’s subsidiaries.

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If ZOOZ is a PFIC, a U.S. Holder of ordinary shares may avoid taxation under the Excess Distribution Rules described above by making a timely and valid “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its ordinary shares only if ZOOZ provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. Upon written request, ZOOZ will endeavor to provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the ordinary shares in the event ZOOZ is treated as a PFIC for any taxable year. There can be no assurance, however, that ZOOZ will timely provide such information for the current year or subsequent years. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

In the event ZOOZ is a PFIC, a U.S. Holder that makes a QEF election with respect to its ordinary shares would generally be required to include in income for each year that ZOOZ is treated as a PFIC the U.S. Holder’s pro rata share of ZOOZ’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the ordinary shares. Any net deficits or net capital losses of ZOOZ for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the ordinary shares by a corresponding amount. If ZOOZ owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to ZOOZ’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.

If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which ZOOZ is a PFIC, then the ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above.

A U.S. Holder that is eligible to make a QEF election with respect to its ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.

Alternatively, a U.S. Holder of “marketable securities” (as defined below) may make a mark-to-market election for its ordinary shares to elect out of the Excess Distribution Rules discussed above if ZOOZ is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, such U.S. Holder generally will include in income for each year that ZOOZ is treated as a PFIC with respect to such ordinary shares an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ordinary shares, as well as to any loss realized on the actual sale or disposition of the ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such ordinary shares previously included in income. A U.S. Holder’s basis in the ordinary shares will be adjusted to reflect any mark-to-market gain or loss. If a U.S. Holder makes a mark-to-market election, any distributions ZOOZ makes would generally be subject to the rules discussed above under “— Distributions on ordinary shares,” except the lower rates applicable to qualified dividend income would not apply.

The mark-to-market election is available only for “marketable securities,” which are securities that are regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The ordinary shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable securities for purposes of the PFIC rules, but there can be no assurance that ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for ordinary shares.

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If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the ordinary shares in which ZOOZ is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective.

U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.

A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their tax own advisors regarding any reporting requirements that may apply to them if ZOOZ is a PFIC.

U.S. Holders are strongly encouraged to consult their own tax advisors regarding the application of the PFIC rules to their particular circumstances.

Non-U.S. Holders

The section applies to Non-U.S. Holders of ordinary shares. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of ordinary shares that is for U.S. federal income tax purposes not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of ordinary shares to Non-U.S. Holders

Subject to the discussion below concerning backup withholding, any (i) distributions of cash or property paid or deemed paid to a Non-U.S. Holder in respect of ordinary shares or (ii) gain realized upon the sale or other taxable disposition of ordinary shares by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation or withholding tax unless:

●	the gain or dividend is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

●	in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner discussed in “—U.S. Holders—Distributions on ordinary shares” and “—U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of ordinary shares.” A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

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Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Foreign Account Tax Compliance Act

The United States Foreign Account Tax Compliance Act, or FATCA, imposes a reporting regime and, potentially, a 30% withholding tax on certain payments made to certain non-U.S. financial institutions that fail to comply with certain information reporting, account identification, withholding, certification and other FATCA related requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. To avoid becoming subject to FATCA withholding, we may be required to report information to the IRS regarding the holders of ordinary shares and to withhold on a portion of payments with respect to our ordinary shares to certain holders that fail to comply with the relevant information reporting requirements (or that hold our ordinary shares directly or indirectly through certain non-compliant intermediaries). This withholding tax made with respect to ordinary shares will not apply to payments made before the date that is two years after the date of publication of final regulations defining the term “foreign passthru payment.” An intergovernmental agreement between the United States and another country may also modify these requirements. FATCA is particularly complex and its application is uncertain at this time. Holders of our ordinary shares should consult their tax advisors to obtain a more detailed explanation of FATCA and to learn how FATCA might affect each holder in its particular circumstances.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. Holders of ordinary shares, and the proceeds received on the sale or other taxable disposition of ordinary shares effected within the U.S. (and, in certain cases, outside the U.S.), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to ordinary shares and proceeds from the sale, exchange, redemption or other disposition of ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Information returns may be required to be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of their ordinary shares, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to ordinary shares and proceeds from the sale of other disposition of ordinary shares received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof of an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

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MATERIAL ISRAELI TAX CONSIDERATIONS

The following is a brief summary of certain material Israeli consequences concerning the ownership and disposition of our ordinary shares and public warrants by purchasers or holders of our ordinary shares or public warrants. Because parts of this discussion are based on new or existing tax or other legislation that has not been subject to judicial or administrative interpretation, there can be no assurance that the views expressed herein will be accepted by the tax or other authorities in question. The summary below does not address all of the tax consequences that may be relevant to all purchasers or holders of our ordinary shares or public warrants in light of each purchaser’s or holder’s particular circumstances and specific tax treatment. For example, the summary below does not address the tax treatment of traders in securities who are subject to specific tax regimes. As individual circumstances may differ, holders of our ordinary shares or public warrants should consult their own tax advisors as to Israeli tax consequences of the purchase, ownership and disposition of our ordinary shares and public warrants. This discussion is not intended, nor should it be construed, as legal or professional tax advice and it is not exhaustive of all possible tax considerations. Each person should consult his, her or its own tax or legal advisor.

Israeli tax considerations

General corporate tax structure in Israel

Israeli companies are generally subject to corporate tax. The current corporate tax rate is of 23%. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Beneficiary Enterprise or a Preferred Technological Enterprise (as discussed below) may be considerably lower. Capital gains derived by an Israeli company are generally subject to the regular corporate tax rate.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies”.

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, that was incorporated in Israel, of which 90% or more of its income in any tax year, other than income from certain defense loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

Following are the main tax benefits available to Industrial Companies:

●	Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which the Industrial Company begam to use it;

●	Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

●	Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, related to scientific research and development for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

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●	The research and development must be for the promotion of the company; and

●	The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.

From time to time, we may apply to the IIA for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year they were incurred, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses.

Law for the Encouragement of Capital Investments, 5719-1959

The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain eligible companies with incentives for capital investments in production facilities (or other eligible assets) and certain tax benefits with respect to certain eligible income.

The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or instead irrevocably, elect to forego such benefits and apply the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Preferred Technological Enterprises or Special Preferred Technological Enterprises, alongside the existing tax benefits.

The following discussion is a summary of the Investment Law following its most recent amendments:

Tax benefits under the 2011 Amendment

The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 16% with respect to its income derived by its Preferred Enterprise unless the Preferred Enterprise is located in development zone “A”, in which case the rate will be 7.5%.

Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in development zone “A”.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations–0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals–20% (iii) non-Israeli residents (individuals and corporations)–20%, or a reduced tax rate under the provisions of any applicable double tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate).

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The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.

As of March 31, 2024 ZOOZ did not apply the new benefits under the Preferred Enterprise regime.

New tax benefits under the 2017 Amendment that became effective on January 1, 2017

The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016, and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises” - “Preferred Technological Enterprises”, or PTEs and “Special Preferred Technological Enterprise” or SPTEs, as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.

According to the 2017 Amendment, a company that complies with the terms under the PTE or SPTE regime may be entitled to certain tax benefits with respect to its “Preferred Technological Income”, which is income that is generated during the company’s regular course of business and derived from a benefited intangible asset (as determined in the Investment Law), excluding income derived from intangible assets used for marketing and income attributed to production activity.

In order to calculate the preferred technological income, the PTE or the SPTE is required to take into account the income and the research and development expenses that are attributed to each single preferred intangible asset, product or group of products (as defined in the Investment Law). Nevertheless, it should be noted that the transitional provisions allow companies to take into account all the income and research and development expenses attributed to all of the benefitted intangible assets they have.

The 2017 Amendment will apply to PTEs which meets certain additional conditions, including, all the following:

●	the company’s average R&D expenses in the three years prior to the current tax year must be greater than or equal to the average of 7% of its total revenue or exceed NIS 75 million per year; and

●	the company must also satisfy one of the following conditions: (1) the full salary at least 20% of the company’s overall workforce, or at least 200 employees, was recorded and paid as R&D expenses in the company’s financial statements; (2) a venture capital investment of an amount of at least NIS 8 million was previously made in the company; or (3) a growth in sales by an average of 25% over the three years preceding the tax year (provided transactions revenue of over NIS 10 million for the said years); (4) a growth in workforce by an average of 25% over the three years preceding the tax year (provided that the company employed at least 50 employees in the said years).

Preferred Technological income of a PTE, which is the portion of technological income derived from the benefitted intangible asset developed in Israel according to the NEXUS approach, satisfying the required conditions, will be subject to a reduced corporate tax rate of 12%. The tax rate is further reduced to 7.5% for a PTE located in development zone “A”.

In addition, a PTE will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA.

In addition, a PTE will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017, for at least NIS 200 million, and the sale receives prior approval from the IIA.

The 2017 Amendment further provides that a Preferred Company satisfying certain conditions (group-consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.

Dividends distributed to individuals or non-Israeli shareholders by a PTE or a SPTE, paid out of Preferred Technological Income or capital gain derived from the sale of certain “Benefited Intangible Assets”, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4%. Please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company.

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As of March 31, 2024 ZOOZ did not apply for a tax ruling from the ITA or implemented benefits under The Preferred Technological Enterprise regime.

From time to time, the Israeli Government has discussed reducing the benefits available to companies under the Investment Law. The termination or substantial reduction of any of the benefits available under the Investment Law could materially increase our tax liabilities.

Taxation of our shareholders

Capital gains taxes applicable to non-Israeli resident shareholders

Israeli capital gains tax is imposed on the disposition of capital assets by a non-Israeli resident if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation or (iii) represent, directly or indirectly, rights to assets located in Israel. The Israeli tax law distinguishes between “Real Capital Gain” and “Inflationary Surplus.” Inflationary Surplus is a portion of the total capital gain which is equivalent to the increase in the relevant asset’s price that is attributable to the increase in the Israeli Consumer Price Index or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of disposition. Inflationary Surplus is currently not subject to tax in Israel. Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus. Generally, Real Capital Gain accrued by individuals on the sale of ZOOZ ordinary shares will be taxed at the rate of 25%. However, if the shareholder is a “substantial shareholder” at the time of sale or at any time during the preceding 12- month period (or claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares), such capital gain will be taxed at the rate of 30%.

A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person with respect to the material matters of the corporation on a permanent basis pursuant to an agreement, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right.

Real Capital Gain derived by corporations will be generally subject to a corporate tax rate of 23% (in 2024).

A non-Israeli resident that derives capital gains from the sale of shares of an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli capital gain tax subject to certain conditions, inter alia that the shares were not held through or attributable to a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) hold, whether directly or indirectly, more than 25% of the means of control, as such term is defined above, in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA). For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless either: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of such shares would be subject to Israeli tax, to the extent applicable. However, under the United States-Israel Tax Treaty, a Treaty U.S. Resident may be permitted to claim a credit for the Israeli tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition of the shares, subject to the limitations under U.S. laws applicable to foreign tax credits. The United States-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

40

In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., resident certificate or other documentation).

Capital gains taxes applicable to Israeli resident shareholders

An Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23%. An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest expenditures or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2024). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares. With respect to corporate investors, capital gain tax equal to the corporate tax rate (23% starting in 2018) will be imposed on the sale of our traded shares, unless contrary provisions in a relevant tax treaty applies.

Taxation of Israeli shareholders on receipt of dividends

An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a “nominee company”, as such term is used in the Israeli Securities Law, whether the recipient is a substantial shareholder or not, 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2013 or before) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Preferred Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129C(a)(1) of the Ordinance is exempt from tax on dividend.

41

Taxation of non-Israeli shareholders on receipt of dividends

Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not), 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise (if the first year the company requested to have the tax benefits apply was 2013 or before and subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced 15%, or such lower rate as may be provided under an applicable tax treaty), 20% if the dividend is distributed from income attributed to a Preferred Enterprise or a Technological Enterprise, and 4% if the dividend is distributed from income attributed to a Technological Enterprise to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, (please note that the reduced withholding tax rate of 4% will apply only on profits generated after the Preferred Technological Enterprise was acquired by a foreign company), unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced tax rate). For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by an Approved Enterprise, a Preferred Enterprise, Beneficiary Enterprise, a Preferred Enterprise or a Preferred Technological Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Beneficiary Enterprise, Preferred Enterprise or a Preferred Technological Enterprise are not entitled to such reduced rate under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentence) are met. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise, Preferred Enterprise or a Preferred Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the ITA to the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will be required to comply with certain administrative procedures with the Israeli Tax Authorities in order to receive a refund of the excess tax withheld.

A foreign resident receiving dividend income from an Israeli company, from which the full tax was deducted, will generally be exempt from filing a tax return in Israel with respect to such income, provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed, and (iii) the taxpayer is not obligated to pay Surtax (see below) in accordance with section 121B of the Ordinance.

Israeli Tax Withholding

In addition to the above, any payment made by an Israeli resident company may be subject to Israeli withholding tax, regardless of whether the recipient should be subject to Israeli tax with respect to the receipt of such payment, unless the recipient provides the company with a valid certificate issued by the ITA to exempt the recipient from such withholding tax liability.

Surtax

Individuals who are subject to tax in Israel (whether any such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 721,560 for 2024, which amount is linked to the annual change in the Israeli consumer price index.

Estate and Gift Tax

Israeli law presently does not impose estate or gift taxes.

Israeli Transfer Pricing Regulations

On November 29, 2006, Income Tax Regulations (Determination of Market Terms) promulgated under Section 85A of the Ordinance, came into effect (“TP Regulations”). Section 85A of the Ordinance and the TP Regulations generally require that all cross-border transactions carried out between related parties be conducted on an arm’s length principle basis and will be taxed accordingly.

42

Certain Withholding Tax Consequences of the Business Combination

The Business Combination is a taxable event in Israel. Generally, the Keyarch shareholders, holders of Keyarch rights and holders of Keyarch warrants that are not residents of Israel should, under certain conditions, be entitled to an exemption from Israeli tax while those that are Israeli residents may be taxed on any capital gains resulting from the exchange of their Keyarch ordinary shares, the Keyarch Rights and/or the Keyarch warrants.

ZOOZ, Merger Sub, their respective affiliates, and any other person making a payment under the Business Combination Agreement (including the issuance of shares as consideration under the Business Combination Agreement) is required to deduct and withhold tax from the consideration payable by them under the Business Combination Agreement in accordance with applicable legal requirements. Keyarch applied for and received a tax ruling from the ITA exempting ZOOZ, Merger Sub and their respective agents from any obligation to withhold Israeli tax from such consideration payable or otherwise deliverable to certain Keyarch shareholders, holders of Keyarch rights and holders of Keyarch warrants, and deferring the taxable event to the time of the sale of the shares or warrants by such holders, as described below. We sometimes refer to such tax ruling as the WHT Ruling. Pursuant to the terms of the WHT Ruling, such ruling applies to each person who was a Keyarch shareholders, holder of Keyarch rights and holder of Keyarch warrants that meets all of the following requirements: (1) it acquired all of its equity interests in Keyarch in or following Keyarch’s initial public offering on Nasdaq; (2) it held less than 5% of outstanding Keyarch ordinary shares; (3) it was not a registered shareholder; (4) it was not a “relative” (as defined under Section 88 of the Ordinance) of a registered shareholder; (5) it was not an Israeli resident “officer” as defined under the Israeli Securities Law) in Keyarch; and (6) it did not receive any other tax ruling issued by the ITA in connection with its Keyarch equity interests, or was subject to other tax arrangement, that may contradict the terms and conditions of the WHT Ruling. Regarding Keyarch shareholders, holders of Keyarch rights and/or holders of Keyarch warrants (collectively, “Keyarch Securityholders”) that are not covered under the WHT Ruling: (1) any Keyarch Securityholders that owned at least 5% of Keyarch outstanding shares or 5% of the rights on a fully diluted basis will be subject to tax withholding in Israel, unless a residency declaration or an exemption certificate or other ruling from the ITA is provided by such Keyarch Securityholders and (2) a Keyarch Securityholders that owned less than 5% of or 5% of the rights on a fully diluted basis Keyarch outstanding shares who is not covered under the WHT Ruling will be subject to tax withholding in Israel, unless any of the following will be provided to the exchange agent of the Business Combination within 180 days from the Closing: (a) a valid declaration has been provided by such that it has never been an Israeli tax resident and that it never maintained a permanent establishment in Israel, (b) a SPAC Declaration (as such term is defined in the Business Combination Agreement), (c) an exemption certificate, or (d) WHT Ruling applicable to such Keyarch Securityholder.

Taxation of the conversion of the Earnout Rights into Earnout Shares and the issuance of the Earnout Shares

Subject to the terms and conditions set in the Business Combination Agreement, ZOOZ issued to the Pre-Closing ZOOZ Shareholders an aggregate of 4,000,000 Earnout Rights, which were allocated among the Pre-Closing ZOOZ Shareholders according to their respective pro-rata share ownership. The Earnout Rights will be automatically converted into ZOOZ Ordinary Shares (by ZOOZ issuing one ZOOZ Ordinary Share in lieu of each converted Earnout Right which shall be automatically cancelled and extinguished upon such conversion), in an amount not to exceed 4,000,000 Earnout Shares (subject to adjustment after the Closing for share splits, combinations or exchange or readjustment of shares, reorganizations, recapitalizations, share sub-divisions (including share consolidations), split-up and the like, including to account for any equity securities into which such shares are exchanged or converted), upon and subject to the occurrence of Earnout Milestone(s) (as such terms defined in the Business Combination Agreement) during the Earnout Period, and without the payment of any consideration by the Pre-Closing ZOOZ Shareholders (other than, to the extent applicable, the transfer of the applicable Withholding Amount (as defined below) by each respective Pre-Closing ZOOZ Shareholder as described below.

The conversion of the Earnout Rights into Earnout Shares and the issuance of the Earnout Shares will be subject to withholding tax according to the relevant provision of the applicable law. Such withholding tax from the Earnout Shares will be conducted by any TASE member.

Any Tax will be required to be withheld in connection with the conversion of the Earnout Rights (or any part thereof) and/or issuance of the Earnout Shares (or any part thereof) pursuant to any applicable law relating to taxes, any TASE member shall be authorized to withhold such tax. However, if any Pre-Closing ZOOZ Shareholder will transfer to the TASE member the applicable withholding amount which needed to be withheld in connection with the conversion of the Earnout Rights and issuance of the Earnout Shares, attributed to such Pre-Closing ZOOZ Shareholder, calculated according to the applicable law during the applicable periods provided by TASE member (“Withholding Amount”) then no withholding tax will be apply with respect to issuing the Earnout Shares to such Pre-Closing ZOOZ Shareholder.

43

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	$1,042
Legal fees and expenses	$50,000.00
Accounting fees and expenses	$50,000.00
Printing fees	$5,000.00
Miscellaneous expenses	$3,958
Total	$110,000

LEGAL MATTERS

The validity of the ZOOZ ordinary shares and certain other matters of Israeli law will be passed upon for ZOOZ by Shibolet & Co., Tel Aviv, Israel.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Keyarch’s balance sheets as of December 31, 2023 and 2022, and the related statements of operations, changes in shareholders’ (deficit)/income, and cash flows for the years ended December 31, 2023 and 2022, and the related notes and schedules, have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

44

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 30, 2024;
●	our Report of Foreign Private Issuer on Form 6-K furnished with the SEC on April 12, 2024;
●	our Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 1, 2024;
●	our Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 2, 2024; and
●	our Report of Foreign Private Issuer on Form 6-K furnished with the SEC on May 15, 2024

Documents incorporated by reference in this prospectus are available from us without charge upon written or oral request, excluding any exhibits to those documents that are not specifically incorporated by reference into those documents. You can obtain documents incorporated by reference in this document by requesting them from us in writing or at ZOOZ Power Ltd., 4B Hamelacha St., Lod 7152008, Israel, or via telephone at +972 (8) 6805566.

45

KEYARCH ACQUISITION CORP

YE 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director and

Shareholder of Keyarch Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Keyarch Acquisition Corporation (the Company) as of December 31, 2023 and 2022, and the related statements of operations, changes in shareholders’ deficit, and cash flows for the year ended December 31, 2023 and 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, subsequent to December 31, 2023, the Company effectuated a business combination whereby it became a direct wholly owned subsidiary of ZOOZ Power Ltd. The Company has no business operations and there is uncertainty as to its future purpose. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2021.

New York, New York
May 8, 2024

F-2

KEYARCH ACQUISITION CORPORATION

BALANCE SHEETS

	December 31, 2023	December 31, 2022
Assets:
Current assets:
Cash	$445,468	$115,171
Prepaid expenses	19,278	166,889
Investments held in Trust Account	324,189	-
Total current assets	788,935	282,060

Investments held in Trust Account	25,507,894	117,851,869
Cash held in Escrow Account	30,000	-
Total Assets	$26,326,829	$118,133,929

Liabilities and Shareholders’ (Deficit)/Equity:

Current liabilities:
Accounts payable and accrued expenses	$2,620,437	$165,403
Promissory note – related party	2,030,000	-
Total current liabilities	4,650,437	165,403

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 2,377,318 at redemption value of $10.87 and 11,500,000 shares at $10.25 per share as of December 31, 2023 and 2022, respectively	25,832,083	117,851,869

Shareholders’ (Deficit)/Equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 180,000,000 shares authorized; 3,619,999 and 745,000 shares issued and outstanding (excluding 2,377,318 and 11,500,000 shares subject to possible redemption) as of December 31, 2023 and 2022, respectively	362	75
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 1 and 2,875,000 shares issued and outstanding as of December 31, 2023 and 2022, respectively	—	287
Additional paid-in capital	986,124	986,124
Accumulated deficit	(5,142,177)	(869,829)
Total Shareholders’ (Deficit)/Equity	(4,155,691)	116,657
Total Liabilities and Shareholders’ (Deficit)/Equity	$26,326,829	$118,133,929

The accompanying notes are an integral part of these financial statements.

F-3

KEYARCH ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

For the years ended December 31, 2023 and December 31, 2022

	Year Ended December 31, 2023	Year Ended December 31, 2022
General and administrative expenses	$4,126,564	$860,419
Total Expenses	4,126,564	860,419
Loss from Operations	(4,126,564)	(860,419)

Other Income:
Bank interest income	4,216	2,222
Income earned on investment held in Trust Account	3,656,444	1,701,869
Net (Loss)/Profit	$(465,904)	$843,672

Weighted average shares outstanding of redeemable ordinary shares	7,526,010	10,631,507
Basic and diluted net income per share, redeemable ordinary shares	0.12	0.49
Weighted average shares outstanding of non-redeemable ordinary shares	3,620,000	3,579,699
Basic and diluted net loss per share, non-redeemable ordinary shares	(0.38)	$(1.21)

The accompanying notes are an integral part of these financial statements.

F-4

KEYARCH ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/EQUITY

For the years ended December 31, 2023 and December 31, 2022

							Total
	Ordinary Shares				Additional		Shareholders’
	Class A		Class B		Paid-In	Accumulated	(Deficit)/
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2021	200,000	20	2,875,000	287	26,493	(11,632)	15,168

Proceeds from sale of public units	11,500,000	1,150	—	—	114,998,850	—	115,000,000
Proceeds from sale of private placement units	545,000	55	—	—	5,449,945	—	5,450,000
Underwriters’ commission on sale of public units	—	—	—	—	(2,300,000)	—	(2,300,000)
Other offering costs	—	—	—	—	(1,171,734)	—	(1,171,734)
Allocation of offering costs to ordinary shares subject to redemption, adjusted for reversal allocation	—	—	—	—	2,987,577	—	2,987,577
Initial measurement of Ordinary Shares Subject to Redemption under ASC 480-10-S99 against additional paid-in capital	(11,500,000)	(1,150)	—	—	(102,854,850)	—	(102,856,000)
Deduction for increases of carrying value of redeemable shares, adjusted for reversal of offering costs	—	—	—	—	(16,281,577)	—	(16,281,577)
Reversal of offering costs	—	—	—	—	131,420	—	131,420
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	—	—	—	—	—	(1,701,869)	(1,701,869)
Net profit	—	—	—	—	—	843,672	843,672
Balance as of December 31, 2022	745,000	$75	2,875,000	$287	$986,124	$(869,829)	$116,657

Reclassification from Class B to Class A Ordinary Shares	2,874,999	287	(2,874,999)	(287)	—	—	—
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	—	—	—	—	—	(3,656,444)	(3,656,444)
Subsequent measurement of Class A ordinary shares subject to possible redemption (extension deposit)	—	—	—	—	—	(150,000)	(150,000)
Net loss	—	—	—	—	—	(465,904)	(465,904)
Balance as of December 31, 2023	3,619,999	$362	1	—	$986,124	$(5,142,177)	$(4,155,691)

The accompanying notes are an integral part of these financial statements.

F-5

KEYARCH ACQUISITION CORPORATION

STATEMENTS OF CASH FLOWS

For the years ended December 31, 2023, and December 31, 2023, 2022

	Year ended December 31, 2023	Year ended December 31, 2022
Cash Flows from Operating Activities:
Net (loss)/profit	$(465,904)	$843,672
Adjustments to reconcile net (loss)/profit to net cash used in operating activities:
Income earned on investment held in Trust Account	(3,656,444)	(1,701,869)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	2,455,034	321,403
Prepaid expenses	147,611	(166,889)
Net cash used in operating activities	$(1,519,703)	$(703,683)

Cash Flows from Investing Activities:
Purchase of investment held in Trust Account	(150,000)	(116,150,000)
Cash held in Escrow Account	(30,000)	—
Cash withdrawn from Trust Account in connection with redemption	95,826,230	—
Net cash provided by (used in) investing activities	$95,646,230	$(116,150,000)

Cash Flows from Financing Activities:
Proceeds from sale of public units through public offering	—	115,000,000
Proceeds from sale of private placement units	—	5,450,000
Payment of underwriters’ commissions	—	(2,300,000)
Proceeds from promissory note to related party	2,030,000	—
Redemption of ordinary shares	(95,826,230)	—
Payment of offering costs	—	(1,040,314)
Repayment on promissory note to related party	—	(150,000)
Net cash (used in) provided by financing activities	$(93,796,230)	$116,959,686

Net change in cash	$330,297	$106,003
Cash—beginning of the year	115,171	9,168
Cash—end of the year	$445,468	$115,171

Supplemental disclosure of non-cash investing and financing activities:
Allocation of offering costs to ordinary shares subject to redemption	$—	$2,987,577
Reclassification of ordinary shares subject to redemption	$—	$102,856,000
Remeasurement adjustment on redeemable ordinary shares	$—	$16,281,577
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	$3,656,444	$1,701,869
Conversion of Class B ordinary shares to Class A ordinary shares	$287	$—
Reversal of offering cost adjusted from additional paid in capital	$—	$131,420

The accompanying notes are an integral part of these financial statements.

F-6

KEYARCH ACQUISITION CORPORATION

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 1 – Organization and Business Operation

The Company was incorporated in Cayman Islands on April 23, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company intends to focus its search on global disruptive technology and innovative services companies. However, the Company’s Amended and Restated Memorandum and Articles of Association, as amended (the “Amended and Restated Memorandum and Articles of Association”) provides that it shall not undertake its initial Business Combination with any entity that is based in, located in or with its principal business operations in China (including Hong Kong and Macau). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As on December 31, 2023, the Company had not commenced any operations. All activity for the period from April 23, 2021 (inception) through December 31, 2023, relates to the Company’s formation and the initial public offering (“IPO”) described below, and following the IPO, the search for a target to consummate a Business Combination, and activities in connection with the proposed Business Combination with Zooz (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the IPO. The Company has selected December 31 as its fiscal year end.

The Company’s sponsor is Keyarch Global Sponsor Limited, a Cayman Islands limited liability company (the “Sponsor”).

As on April 4, 2024, the Company have entered into a combination with ZOOZ Power Ltd pursuant to a business combination agreement Pursuant to the Closing, the Company became a direct, wholly owned subsidiary of ZOOZ Power Ltd.

Financing

The registration statement for the Company’s IPO was declared effective on January 24, 2022 (the “Effective Date”). On January 27, 2022, the Company consummated the IPO of 10,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $100,000,000, which is discussed in Note 3.

Simultaneously with the closing of the IPO, the Company consummated the sale of 500,000 private placement units (“Private Placement Units”) (450,000 Private Placement Units purchased by the Sponsor and 50,000 Private Placement Units purchased by EarlyBirdCapital, Inc., the representative of the underwriters of the IPO (“EarlyBirdCapital”)) at a price of $10.00 per Private Placement Unit, for an aggregate purchase price of $5,000,000, in a private placement.

On February 8, 2022, the underwriters purchased an additional 1,500,000 Units by exercising its over-allotment option in full at a purchase price of $10.00 per Unit, generating gross proceeds of $15,000,000. Simultaneously with the closing of the full exercise of the over-allotment option, the Company completed the private sale of an aggregate of 45,000 Private Placement Units (40,500 Private Placement Units purchased by the Sponsor and 4,500 Private Placement Units purchased by EarlyBirdCapital) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $450,000.

Offering costs amounted to $3,471,734 consisting of $2,300,000 of underwriting discount and $1,171,734 of other offering costs. During the year ended December 31, 2022, the Company received discount amounting to $131,420 on outstanding offering costs included within accounts payable and accrued expenses. This has been treated as an adjustment to offering costs.

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As on December 31, 2023, cash of $445,468 was held outside of the Trust Account (as defined below) and is available for the payment of offering costs and for working capital purposes.

Trust Account

Following the closing of the IPO and the sale of over-allotment Units, an aggregate of $116,150,000 ($10.10 per Unit) from the net proceeds and the sale of the Private Placement Units was held in a trust account (“Trust Account”), and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to income earned on the funds held in the Trust Account that may be released to the Company to pay income tax obligations, the proceeds from the IPO will not be released from the Trust Account until the earlier of the completion of a Business Combination or the Company’s liquidation.

During the year ended December 31, 2023, holders of 9,122,682 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.50 per share, for an aggregate redemption amount of $95,826,230. Following such redemptions, the Company has 2,377,318 Public Shares issued and outstanding.

On January 19, 2024, the holders of 337,446 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.91 per share, for an aggregate redemption amount of $3,682,928. Following redemptions, the Company will have 2,039,872 Public Shares outstanding.

In connection with the EGM related to business combination held as on March 27, 2024, the public shareholders of the Company had the right to elect to redeem all or a portion of their ordinary shares of the Company (“Public Shares”) for a per-share price calculated in accordance with the amended and restated memorandum and articles of association of the Company, as amended. As of the Closing, 2,010,480 Public Shares were redeemed in connection with the EGM. As of April 11, 2024, there is no balance held in the trust account after giving effect to redemption and payment of expenses.

Extensions

On July 25, 2023, the Company’s shareholders approved an extension of the date by which the Company must consummate an initial Business Combination (such date, the “Termination Date”) from July 27, 2023 (the “Original Termination Date”) to October 27, 2023 and to allow the Company’s board of directors, without another shareholder vote, to elect to further extend the Termination Date on a monthly basis up to three (3) times until January 27, 2024, or for a total of up to six (6) months after the Original Termination Date or such earlier date as determined by the Company’s board of directors (the “First Extension”).

On July 25, 2023, the Company issued a promissory note (the “First Extension Note”) in the aggregate principal amount of up to $180,000 to the Sponsor or its registered assigns or successors in interest (the “Payee”) pursuant to which the Payee agreed to loan to the Company up to $180,000 to deposit into the Company’s Trust Account for the Public Shares that were not redeemed in connection with the First Extension. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

On July 25, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the initial 3-month extension period from July 27, 2023 to October 27, 2023 and deposited an additional $30,000 for each month commencing October 28, 2023 and ending on the 27th day of each subsequent month through January 27, 2024. During the quarter ended December 31, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the additional 3-month extension period from October 27, 2023, to January 27, 2024.

On January 19, 2024, the Company held an extraordinary general meeting of shareholders (the “EGM”). At the EGM, the Company’s shareholders approved the proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (“Second Charter Amendment”) to give the Board the right to extend, on a month-to-month basis, the date by which the Company must consummate a Business Combination from January 27, 2024 to July 27, 2024.

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Further, the Sponsor agreed to deposit an aggregate of $25,000 into the Trust Account in connection with the initial one-month extension period from January 28, 2024 to February 27, 2024, and agreed to deposit an additional $25,000 for each month (commencing February 28, 2023 and ending on the 27th day of each subsequent month), or portion thereof, that is needed by the Company to complete a Business Combination until July 27, 2024 or such earlier date as determined by the Company’s board of directors.

The Company must complete one or more initial Business Combinations by July 27, 2024 or such earlier date as determined by the Company’s board of directors (the “Combination Period”), with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the definitive agreement for the initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide the holders of its outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, subject to applicable law. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the cash fee payable to EarlyBirdCapital for services performed in connection with the initial Business Combination (as discussed in Note 6). If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote its Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the IPO in favour of a Business Combination. At an extraordinary general meeting held as on March 27, 2024, the Company’s shareholders by means of resolution approved the amended and restated articles of association to remove (a) the limitation that the Company shall not redeem or repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than $5,000,001, immediately prior to, or upon such consummation of, or any greater net tangible assets or cash requirement which may be contained in the agreement relating to, any business combination, (b) the limitation that the Company shall not redeem or repurchase the Company’s Class A ordinary shares that were issued in the Company’s initial public offering (the “Public Shares”) in connection with the consummation of a business combination if the Redemption Limitation is exceeded, (c) the limitation that the Company shall not consummate a business combination if the Redemption Limitation is exceeded, and (d) the limitation that an amendment to the Amended and Restated Memorandum and Articles of Association is subject to or will be voided if any shareholders who wish to redeem are unable to redeem due to the Redemption Limitation (collectively, the “NTA Proposal”).

Subsequent to the consummation of the IPO, the Company adopted an insider trading policy which requires insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company’s legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the IPO, without the prior consent of the Company.

The Company’s Sponsor, officers and directors (the “initial shareholders”) have agreed not to propose an amendment to the Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

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Liquidation

On April 4, 2024, the Company entered into a combination with ZOOZ Power Ltd pursuant to a business combination agreement. Since the business combination has become effective subsequent to year end there would be no liquidation impact on the Company. However, certain liquidation terms existed in the event the business combination was unable to be completed, in which case, the Company would have (i) ceased all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeemed the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including income earned on the funds held in the Trust Account and not previously released to us to pay the Company’s franchise and income taxes, divided by the number of then outstanding Public Shares, which redemption would completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Going Concern and Management Liquidity Plans

As of December 31, 2023, and 2022, the Company had cash of $445,468 and $115,171, respectively and working capital (deficit)/surplus of $(3,861,502) and $116,657, respectively. Further, as of December 31, 2023, the Company had cash held in escrow account of $30,000 classified under non-current assets. The cash held in escrow account was subsequently deposited in Trust Account on January 2, 2024. The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through proceeds from notes payable and advances from related party and from the issuance of ordinary shares.

On July 20, 2023, in connection with the First Extension, the holders of 9,122,682 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.50 per share, for an aggregate redemption amount of approximately $95,826,230. Following such redemptions, the Company had 2,377,318 Public Shares issued and outstanding.

On July 25, 2023, the Company issued the First Extension Note in the aggregate principal amount of up to $180,000 to the Sponsor or its registered assigns or successors in interest, pursuant to which the Payee agreed to loan to the Company up to $180,000 to deposit into the Company’s Trust Account for the Public Shares that were not redeemed in connection with the First Extension. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

On July 25, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the initial 3-month extension period from July 27, 2023 to October 27, 2023 and deposited an additional $30,000 for each month commencing October 28, 2023 and ending on the 27th day of each subsequent month through January 27, 2024.

On July 25, 2023, the Company issued a second promissory note (the “Second Working Capital Loan Note”) in the principal amount of up to $1,000,000 to the Payee. The Second Working Capital Loan Note was issued in connection with advances the Payee may make in the future to the Company for working capital expenses. The Second Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates a Business Combination and (ii) the date that the winding up of the Company is effective.

On December 21, 2023, the Company issued a promissory note (the “Third Working Capital Loan Note”) in the principal amount of up to $600,000 to the Payee. The Third Working Capital Loan Note was issued in connection with advances the Payee has made, and may make in the future, to the Company for working capital expenses. The Third Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial business combination and (ii) the date that the winding up of the Company is effective.

During the quarter ended December 31, 2023, the Sponsor deposited an aggregate of $90,000 into the Trust Account in connection with the additional 3-month extension period from October 27, 2023, to January 27, 2024.

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On January 19, 2024, the Company held an EGM, at which, the Company’s shareholders approved the Second Charter Amendment to give the Board the right to extend, on a month-to-month basis, the date by which the Company must consummate a Business Combination from January 27, 2024 to July 27, 2024 (the “Second Extension”).

On January 19, 2024, in connection with the Second Extension, the holders of 337,446 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.91 per share, for an aggregate redemption amount of $3,682,928. Following redemptions, the Company had 2,039,872 Public Shares outstanding.

Further, the Sponsor agreed to deposit an aggregate of $25,000 into the Trust Account in connection with the initial one-month extension period from January 28, 2024 to February 27, 2024, and agreed to deposit an additional $25,000 for each month (commencing February 28, 2023 and ending on the 27th day of each subsequent month), or portion thereof, that is needed by the Company to complete a Business Combination until July 27, 2024 or such earlier date as determined by the Company’s board of directors.

On April 4, 2024, pursuant to the business combination, the Company loses the status of a special purpose acquisition company and became a wholly owned subsidiary of ZOOZ Power Ltd. The Company held the status as a special purpose acquisition company and limited life entity until the effectiveness of business combination.

In connection with the EGM related to business combination held as on March 27, 2024, the public shareholders of the Company had the right to elect to redeem all or a portion of their ordinary shares of the Company (“Public Shares”) for a per-share price calculated in accordance with the amended and restated memorandum and articles of association of the Company, as amended. As of the Closing, 2,010,480 Public Shares were redeemed in connection with the EGM.

As of May 7, 2024, the company had settled off its outstanding using its resources through bank & trust accounts and the proceeds from PIPE investment. Further, there is no risk of liquidation as the business combination has taken place. Upon the closing of the business combination, the Company became a direct wholly owned subsidiary of ZOOZ Power Ltd. However, ZOOZ Power Ltd is an early-stage company with a history of losses. ZOOZ’s ability to continue as a going concern will depend on its ability to generate sufficient revenue and/or depend on ZOOZ’s ability to raise capital that will allow it to continue operating until it generates sufficient revenue. In the past ZOOZ Power Ltd has incurred losses and had an accumulated deficit. The company cannot be said to have a favourable liquid position considering it is sustaining its operations through fundings by way of debt or equity. Also, there is no certainty whether ZOOZ would to be able to successfully raise funding from investors so as to run its operations. Further, it also raises doubt over the sustainability of the Company for the period over which it will operate and is entirely dependent upon ZOOZ discretion whether or not to continue to fund Company’s operations regardless of ZOOZ’s liquidity position. Accordingly, the accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity to meet its needs in one year from this filing. These factors, among others, do raise substantial doubt about the Company’s ability to continue as a going concern.

Business Combination

On July 30, 2023, the Company entered into a Business Combination Agreement (as the same may be amended, supplemented and/or restated from time to time, the “Business Combination Agreement”) with Zooz Power Ltd., an Israeli company listed on the Tel Aviv Stock Exchange (“Zooz”), Zooz Power Cayman, a Cayman Islands exempted company and wholly owned subsidiary of Zooz (“Merger Sub”) and the Sponsor, in the capacity as representative of the shareholders of the Company as specified in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, at the closing (the “Closing”) of the transactions contemplated thereunder (collectively, the “Transactions”), and following the Recapitalization (as such term is defined and described below), (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity in such merger and a wholly owned subsidiary of Zooz; (ii) the outstanding ordinary shares of the Company (including Class A ordinary shares and Class B ordinary shares) will be converted into ordinary shares of Zooz on a one-for-one basis; (iii) each outstanding Company warrant exercisable for one Company ordinary share will be converted into an equivalent warrant to purchase Zooz ordinary shares on a one-for-one basis; (iv) Zooz, as the sole shareholder of Merger Sub, will become the sole shareholder of the Company; and (v) the Amended and Restated Memorandum and Articles of Association of the Company shall be amended and restated in form and substance appropriate for a private entity to be mutually agreed by Zooz and the Company.

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Prior to the Closing, but subject to the completion of the Closing, Zooz will consummate a recapitalization of its outstanding equity securities (the “Recapitalization”), pursuant to which (i) each outstanding Zooz warrant (except for certain continuing warrants) will be exercised in accordance with their respective terms and (ii) each then-outstanding Zooz ordinary share will be converted into such number of Zooz ordinary shares as is determined by dividing $60,000,000 by $10.00 per share, which is in turn divided by the number of Zooz ordinary shares and specified Zooz continuing warrants and options, resulting in the Zooz ordinary shares valued at $10.00 per share having a total value of $60,000,000, on a fully-diluted basis. In addition, as a result of the Recapitalization, each Zooz continuing warrant and each Zooz option to purchase Zooz ordinary shares which has not been exercised prior to the Recapitalization will be adjusted to reflect the foregoing applicable conversion ratio. The Business Combination Agreement does not provide for any purchase price adjustments.

Up to an additional 4,000,000 Zooz ordinary shares will be contingently issuable, in the form of an earnout (the “Earnout”) which is subject to certain terms and conditions relating to the price of the Zooz ordinary shares following the Effective Time, to those existing holders of Zooz ordinary shares immediately prior to the Closing at a record date to be determined by the Company in coordination with the TASE (“Existing Zooz Holders”), during the five-year period following the end of the fiscal quarter after consummation of the Business Combination (any such shares, the “Earnout Shares”). The Earnout Shares will be allocated to Existing Zooz Holders by means of issuance by Zooz of non-tradable, non-assignable rights (the “Earnout Rights”) on a pro rata basis to such Existing Zooz Holders as soon as reasonably practicable in connection with the Closing after receipt of all required approvals from applicable governmental authorities, including the TASE. The Earnout Rights will be automatically (unless Zooz determines otherwise) converted into Zooz ordinary shares on a one-for-one basis (with the number of rights being subject to adjustment based on share splits, reorganizations and similar occurrences. Twenty-Five percent (25%) of the Earnout Shares will be issuable if, during such five-year period, the volume-weighted average price (“VWAP”) of the combined company’s ordinary shares for any twenty trading days in any thirty consecutive trading day period during such five-year period equals or exceeds $12. Thirty-Five percent (35%) of the Earnout Shares will be issuable if the VWAP of the combined company’s ordinary shares for any twenty trading days in any thirty consecutive trading day period during such five-year period equals or exceeds $16. The remaining 40% of the Earnout Shares will be issuable if the VWAP of the combined company’s ordinary shares for any twenty trading days in any thirty consecutive trading day period during such five-year period equals or exceeds $23.

For additional information regarding the Transactions, the Business Combination Agreement and Zooz, see the Current Reports on Form 8-K filed by the Company with the SEC on July 31, 2023, August 3, 2023, November 26, 2023, with further amendment filed as on March 15, 2024.

On April 4, 2024 (the “Closing Date”), the Company and ZOOZ Power Ltd. consummated their previously announced business combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, the “Business Combination Agreement”), by and among the Company, ZOOZ, ZOOZ Power Cayman, a Cayman Islands exempted company and a direct, wholly owned subsidiary of ZOOZ (“Merger Sub”), Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), in the capacity as representative of specified shareholders of the Company after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing, the Company became a direct, wholly owned subsidiary of ZOOZ due to reverse merger effect as the Zooz shareholders will hold greater than 50% of the voting shares of the combined entity (i.e., will control the surviving company), will appoint the majority of directors who will continue in the surviving company post-merger. Additionally, the ongoing operations of surviving company will be completely those of Zooz Power Ltd. In connection to the Closing of the Business Combination, ZOOZ’s ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024.

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Risks and Uncertainties

In the beginning of February 2022, the Russian Federation and Belarus commenced a military action against the country of Ukraine. As a result of this action, various nations, including the United States, had instituted economic sanctions against the Russian Federation and Belarus. The impact of this action and related sanctions on the world economy continue to remain indeterminable.

On August 16, 2022, the Inflation Reduction Act (“IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022. Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On October 7, 2023, an armed conflict began between Hamas and Israel. The hostilities in Palestine may impact Zooz and its operations in a number of different ways, which are yet to be fully assessed and are therefore uncertain. Its principal concern is for the safety of the employees who are physically located in Israel. For so long as the hostilities continue in Israel, it might become more difficult for Zooz to raise additional capital at the time when it needs to do so, or for financing to be available upon acceptable terms. All or any of these risks separately, or in combination could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Note 2 – Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart the Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of audited financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the audited financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the audited financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

Investments Held in Trust Account

The Company’s portfolio of investments held in the Trust Account is comprised of investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. Gains and losses resulting from the change in fair value of these securities is included in income earned on investment held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Operating cash flows include interest and dividend income receipts related to investments in other reporting entities or deposits with financial institutions (i.e., returns on investment). Interest income earned on Investments held in the Trust Account is fully reinvested into the Trust Account and therefore considered as an adjustment to reconcile net profit/(loss) to net cash used in operating activities in the Statements of Cash Flows. Such interest income reinvested will be used to redeem all or a portion of the Class A ordinary shares upon the completion of business combination.

Offering Costs

Offering costs were $3,471,734 consisting principally of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are related to the IPO and are charged to shareholders’ equity upon the completion of the IPO. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A – “Expenses of Offering”. The Company allocates offering costs between the Public Shares, Public Warrants (as defined below in Note 3) and Public Rights (as defined below in Note 3) based on the relative fair values of the Public Shares, Public Warrants and Public Rights. Accordingly, $3,105,119 was allocated to the Public Shares and charged to temporary equity, and $366,615 was allocated to Public Warrants and Public Rights and charged to shareholders’ equity. During the year ended December 31, 2022, the Company received discount amounting to $131,420 on outstanding offering cost included within accounts payable and accrued expenses. This has been treated as reversal of offering cost adjusted through additional paid-in capital considering the related offering cost charged against additional paid-in capital at the time of IPO.

F-14

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the balance sheet, primarily due to its short-term nature.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) ASC 480 “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, whether they meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of December 31, 2023 and 2022, 2,377,318 and 11,500,000 ordinary shares subject to possible redemption, respectively, are presented at redemption value of $10.10 per share (plus any income earned on investment held in Trust Account) as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable ordinary shares are affected by charges against additional paid in capital and accumulated deficit. The Company allocates gross proceeds between the Public Shares, Public Warrants and Public Rights based on the relative fair values of the Public Shares, Public Warrants and Public Rights.

F-15

As on December 31, 2023, the ordinary shares reflected in the balance sheet are reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Rights	(9,257,500)
Proceeds allocated to Public Warrants	(2,886,500)
Allocation of offering costs related to redeemable shares (net of allocation of offering cost amounting to $117,542 related to redeemable shares reversed*)	(2,987,577)
Redemption of Public Shares from cash held in trust account**	(95,826,230)
Plus:
Accretion of carrying value to redemption value (net of decrease of $117,542 in carrying value of redeemable shares due to reversal of offering costs*)	16,281,577
Subsequent measurement of Class A ordinary shares subject to possible redemption (income earned on investment held in Trust Account)	5,358,313
Subsequent measurement of Class A ordinary shares subject to possible redemption (extension deposit)	150,000
Ordinary shares subject to possible redemption	$25,832,083

*	During the year ended December 31, 2022, the Company received a discount amounting to $131,420 on outstanding offering cost included within accounts payable and accrued expenses. This has been treated as reversal of offering cost adjusted through additional paid-in capital considering the related offering cost charged against additional paid-in capital at the time of IPO. This reversal of offering cost has been proportionately allocated to redeemable shares based on the fair value of Public Shares leading to a corresponding decrease in carrying value by $117,542 to arrive at the redemption value of ordinary shares subject to possible redemption.

**	On July 20, 2023, the holders of 9,122,682 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.50 per share, for an aggregate redemption amount of approximately $95,826,230. Following such redemptions, the Company had 2,377,318 Public Shares issued and outstanding.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000.

Net Profit/(Loss) Per Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. In order to determine the net profit/(loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed profit (loss) allocable to both the redeemable shares and non-redeemable shares and the undistributed profit (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed profit (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the Public Shareholders. As of December 31, 2023, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

F-16

The net profit/(loss) per share presented in the statement of operations is based on the following:

	Year ended	Year ended
	December 31, 2023	December 31, 2022
Net (Loss)/Profit	$(465,904)	$843,672
Income earned on investment held in Trust Account	(3,656,444)	(1,701,869)
Accretion of carrying value to redemption value	(150,000)	(16,399,119)
Decrease in carrying value of redeemable shares due to reversal of offering costs	-	117,542
Net loss including accretion of equity into redemption value	$(4,272,348)	$(17,139,774)

	Year ended December 31, 2023		Year ended December 31, 2022
	Redeemable	Non-Redeemable	Redeemable	Non-Redeemable
	Shares	Shares	Shares	Shares
Basic and diluted net profit/(loss) per share:
Numerators:
Allocation of net loss including accretion of temporary equity	$(2,884,775)	$(1,387,573)	$(12,822,390)	$(4,317,384)
Income earned on investment held in Trust Account	3,656,444	—	1,701,869	—
Accretion of carrying value to redemption value	150,000	—	16,399,119	—
Decrease in carrying value of redeemable shares due to reversal of offering costs	—	—	(117,542)	—
Allocation of net profit/(loss)	921,669	(1,387,573)	5,161,056	(4,317,384)

Denominators:
Weighted-average shares outstanding	7,526,010	3,620,000	10,631,507	3,579,699
Basic and diluted net profit/(loss) per share	$0.12	$(0.38)	$0.49	$(1.21)

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740, “Income Taxes”, prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2023 and December 31, 2022. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company is not currently aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is subject to tax examinations by major taxing authorities since inception. There is currently no taxation imposed by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

F-17

There is currently no taxation imposed by the Government of the Cayman Islands. The Company has no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statements.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 – Initial Public Offering

On January 27, 2022, the Company sold 10,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, one-half of one redeemable warrant (“Public Warrant”) and one right (“Public Right”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. Ten Public Rights will entitle the holder to one Class A ordinary share at the closing of the Business Combination.

On February 8, 2022, the underwriters purchased an additional 1,500,000 Units to exercise its over-allotment option in full at a purchase price of $10.00 per Unit, generating gross proceeds of $15,000,000.

The warrants will become exercisable 30 days after the completion of the initial Business Combination and will expire five years after the completion of the initial Business Combination or earlier upon redemption or liquidation (see Note 7).

Note 4 – Private Placement

Simultaneously with the closing of the IPO, the Sponsor and EarlyBirdCapital purchased an aggregate of 500,000 Private Placement Units at a price of $10.00 per Private Placement Unit (450,000 Private Placement Units purchased by the Sponsor and 50,000 Private Placement Units purchased by EarlyBirdCapital), for an aggregate purchase price of $5,000,000, in a private placement. Each whole Private Placement Unit consisted of one Class A ordinary share, one-half of one warrant (the “Private Warrant”) and one right (the “Private Rights”). On February 8, 2022, the underwriters fully exercised the over-allotment option, and the Company completed the private sale of an aggregate of 45,000 Private Placement Units (40,500 Private Placement Units purchased by the Sponsor and 4,500 Private Placement Units purchased by EarlyBirdCapital) at a price of $10.00 per Private Placement Unit, generating gross proceeds of $450,000. Certain proceeds from the Private Placement Units were added to the proceeds from the IPO held in the Trust Account.

On April 4, 2024, the Company entered into a combination with ZOOZ Power Ltd pursuant to a business combination agreement. Therefore, there is no requirement of redemption from the proceeds realized through sale of private placement units.

Note 5 – Related Party Transactions

Founder Shares

On June 27, 2021, the Sponsor paid $25,000, to cover certain offering costs in consideration for 2,875,000 of the Company’s Class B ordinary shares, par value $0.0001 (the “Founder Shares”). Up to 375,000 Founder Shares are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. On February 8, 2022, the underwriter exercised its over-allotment option in full, hence, the 375,000 Founder Shares are no longer subject to forfeiture since then.

F-18

The initial shareholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earliest to occur of: (A) 180 days after the completion of the initial Business Combination or (B) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On August 14, 2023, the Company issued an aggregate of 2,874,999 Class A ordinary shares to the Sponsor and the Company’s three independent directors, upon the conversion of an equal number of Class B ordinary shares held by the Sponsor and the independent directors (the “Founder Share Conversion”). The 2,874,999 Class A ordinary shares issued in connection with the Founder Share Conversion are subject to the same restrictions as applied to the Class B ordinary shares before the Founder Share Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. Following the Founder Share Conversion, there were 5,997,317 Class A ordinary shares issued and outstanding and one Class B ordinary share issued and outstanding. The one Class B ordinary share issued and outstanding after the Founder Share Conversion is held by the Sponsor. As a result of the Founder Share Conversion, the Sponsor and the officers and directors of the Company aggregately held 56.1% of the outstanding Class A ordinary shares.

EBC Founder Shares

On August 12, 2021, the Company issued to EarlyBirdCapital and/or its designees 200,000 Class A ordinary shares (the “EBC Founder Shares”) at a price of $0.0001 per share. The Company estimated the fair value of the EBC Founder Shares to be $1,800 based upon the price of the founder shares issued to the Sponsor. The holders of the EBC Founder Shares have agreed not to transfer, assign or sell any such shares until the completion of a Business Combination. In addition, the holders have agreed (i) to waive their conversion rights (or right to participate in any tender offer) with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

Pursuant to the Business Combination Agreement, the EBC Subscription Agreement and the Underwriting Agreement, the Company has issued one EBC Founder Shares, in book-entry form, in exchange for each outstanding Class A Share held by the entities that were issued pursuant to the EBC Subscription Agreement. The Company has issued 200,000 EBC Founder Shares, without restrictive legend, in aggregate to Early Bird Capital Inc., Haitong International Securities, Steven Levine and David Nussbaum.

Related Party Loans and Due to Affiliate

As of December 31, 2023 and 2022, the Company had $0 and $0 balance outstanding respectively, as due to Affiliate for monthly administrative and support services as per agreement defined below.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On April 18, 2023, the Company issued the First Working Capital Loan Note in the principal amount of up to $250,000 to the Payee. The First Working Capital Loan Note was issued in connection with advances the Payee has made, and may make in the future, to the Company for working capital expenses. The First Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial Business Combination and (ii) the date that the winding up of the Company is effective.

F-19

On July 25, 2023, the Company issued the First Extension Note in the aggregate principal amount of up to $180,000 to the Payee, pursuant to which the Payee agreed to loan to the Company up to $180,000 to deposit into the Trust Account for the Public Shares that were not redeemed in connection with the First Extension. The First Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

On July 25, 2023, the Company issued the Second Working Capital Loan Note in the principal amount of up to $1,000,000 to the Payee. The Second Working Capital Loan Note was issued in connection with advances the Payee may make in the future to the Company for working capital expenses. The Second Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates a Business Combination and (ii) the date that the winding up of the Company is effective.

On December 21, 2023, the Company issued the Third Working Capital Loan Note in the principal amount of up to $600,000 to the Payee. The Third Working Capital Loan Note was issued in connection with advances the Payee has made, and may make in the future, to the Company for working capital expenses. The Third Working Capital Loan Note bears no interest and is due and payable upon the earlier to occur of (i) the date on which the Company consummates its initial Business Combination and (ii) the date that the winding up of the Company is effective.

Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Placement Units.

As on December 31, 2023, and 2022, $2,030,000 and $0 of the Related Party Loans in the form of promissory note were outstanding respectively.

In connection with the Closing, the Company, the sponsor and Zooz entered into the Sponsor Note Side Letter, dated as of April 4, 2024, pursuant to which (i) the Company agreed to pay in cash to the sponsor an aggregate amount equal to fifty percent (50%) of the remaining funds in the trust account as of the Closing, after giving effect to the payment of redemptions by the Company’s public shareholders, in excess of 2,000,000 (up to a maximum cash payment equal to the outstanding aggregate obligations under the Pre-Closing Sponsor Notes (as defined below)), and (ii) any remaining outstanding obligations under those certain promissory notes in an aggregate amount of $1,180,000, previously issued by the Company to the sponsor, after payment of the Closing Cash Payment is satisfied at the Closing by the issuance of a new promissory note to the sponsor, as payee, by Zooz and the sponsor, as makers, in the principal amount of $2,030,000. Upon the payment of the Closing Cash Payment and the issuance of the Sponsor Note to the sponsor, all outstanding obligations under the Pre-Closing Sponsor Notes are deemed to have been satisfied in full and the Pre-Closing Sponsor Notes are terminated and will have no further force or effect. Pursuant to business combination as of April 4, 2024, the loan of $2,030,000 has been converted into convertible notes for the same amount.

Administrative Services

The Company agreed to pay the Sponsor a fee of approximately $10,000 per month following the consummation of the IPO until the earlier of the consummation of the Business Combination or liquidation for office and administrative support services. For the year ended December 31, 2023, and 2022, the Company incurred $120,000 and $110,000 respectively.

Pursuant to business combination as on April 4, 2024, the agreement stands terminated and there is no further requirement relating to payment of $10,000 per month to the sponsor.

Note 6 – Commitments and Contingencies

Risk and Uncertainties

On October 7, 2023, an armed conflict began between Hamas and Israel. The hostilities in Palestine may impact Zooz and its operations in a number of different ways, which are yet to be fully assessed and are therefore uncertain. Its principal concern is for the safety of the employees who are physically located in Israel. For so long as the hostilities continue in Israel, it might become more difficult for Zooz to raise additional capital at the time when it needs to do so, or for financing to be available upon acceptable terms. All or any of these risks separately, or in combination could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

F-20

Registration Rights

The holders of Founder Shares, Private Placement Units and Units that may be issued upon conversion of Working Capital Loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A ordinary shares) pursuant to a registration rights agreement signed on January 24, 2022. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until the termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The underwriters had a 45-day option beginning January 24, 2022, to purchase up to an additional 1,500,000 Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. On February 8, 2022, the underwriters exercised their over-allotment option in full and purchased an additional 1,500,000 Units at $10.00 per Unit.

On January 27, 2022, the Company paid a fixed underwriting discount of $2,000,000 and on February 8, 2022, it paid an additional $300,000 of underwriting fees arising from the sale of the over-allotment Units.

In connection with the Closing, ZOOZ, the Company and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent (the “Warrant Agent”), entered into the Assignment, Assumption and Amendment to Public Warrant Agreement, dated as of April 4, 2024, which amends that certain Public Warrant Agreement, dated as of January 24, 2022 (“Public Warrant Agreement”), and filed with the Securities and Exchange Commission (“SEC”) on January 27, 2022. Separately, ZOOZ, the Company, and the Warrant Agent entered into the Assignment, Assumption and Amendment to Private Warrant Agreement (the “Private Warrant Amendment” and, together with the Public Warrant Amendment, the “Warrant Amendments”), dated as of April 4, 2024, which amends that certain Private Warrant Agreement, dated as of January 24, 2022 (“Private Warrant Agreement”), and filed with the SEC on January 27, 2022. Pursuant to the Warrant Amendments: (i) ZOOZ has assumed the obligations of the Company under the original Public Warrant Agreement and Private Warrant Agreement, and, among other things, ZOOZ has been added as a party thereto, and (ii) all references to the Company ordinary shares in the original Public Warrant Agreement and Private Warrant Agreement shall mean ZOOZ ordinary shares and all references to “Shareholders” shall mean ZOOZ shareholders.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial Business Combination in an amount equal to $1,500,000 with $660,000 paid in cash to EBC at the Closing and the remaining $840,000 satisfied by a promissory note issued by the Sponsor and ZOOZ to EBC at the Closing. At any time prior to the maturity date, the promissory note can be repaid in full by the transfer of a portion of the sponsor’s ZOOZ ordinary shares that were deposited into escrow at Closing or by certain mandatory cash payments out of the proceeds of certain future financings of ZOOZ. On the repayment date, all remaining outstanding obligations under the note shall be paid by the sponsor by transfer of Escrowed Shares up to a maximum amount equal to the total number of Escrowed Shares then remaining in the escrow account. The price per Escrowed Share shall be equal to 90% of the VWAP of ZOOZ ordinary shares on Nasdaq for the five trailing trading days.

F-21

In addition to the Company’s obligation to deliver the Escrowed Shares to EarlyBirdCapital, the terms of the Amendment to BCMA also include registration rights obligations to EarlyBirdCapital with respect to the Escrowed Shares that may be transferred to it in accordance with the terms of the Amendment to BCMA and other specified obligations.

In connection with the BCM Agreement Amendment, the sponsor, the Company and EBC entered into Amendment No. 2 to the Sponsor Letter Agreement, dated as of April 4, 2024, in order to provide for transfer of the Escrowed Shares.

Note 7 – Shareholder’s Equity

Preferred shares - The Company is authorized to issue 1,000,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2023 and December 31, 2022, there were no preferred shares issued or outstanding.

Ordinary Shares

Class A Ordinary Shares - The Company is authorized to issue 180,000,000 Class A ordinary shares with a par value of $0.0001 per share. As of December 31, 2023, and December 31, 2022, there were 3,619,999 Class A ordinary shares and 745,000 Class A ordinary shares issued and outstanding (excluding 2,377,318 and 11,500,000 shares subject to possible redemption), respectively.

Class B Ordinary Shares - The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2023, and December 31, 2022, there was 1 Class B ordinary share and 2,875,000 Class B ordinary shares issued and outstanding respectively.

Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders except as required by law.

On July 20, 2023, the Company’s shareholders approved an amendment to the Amended and Restated Memorandum and Articles of Association to provide for the right of a holder of the Class B ordinary shares to convert such shares into Class A ordinary shares on a one-for-one basis at any time prior to the closing of a Business Combination at the option of such holder.

On August 14, 2023, the Company issued an aggregate of 2,874,999 Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”) to Keyarch Global Sponsor Limited, the sponsor of the Company (the “Sponsor”), and the Company’s three independent directors, upon the conversion of an equal number of Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”) held by the Sponsor and the independent directors (the “Conversion”). The 2,874,999 Class A Ordinary Shares issued in connection with the Conversion are subject to the same restrictions as applied to the Class B Ordinary Shares before the Conversion, including, among others, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. Following the Conversion, there are 5,997,317 Class A Ordinary Shares issued and outstanding and one Class B Ordinary Share issued and outstanding. The one Class B Ordinary Share issued and outstanding after the Conversion is held by the Sponsor. As a result of the Conversion, the Sponsor and the officers and directors of the Company aggregately hold 56.1% of the outstanding Class A Ordinary Shares.

Warrants

Each whole warrant entitles the holder to purchase one ordinary share at a price of $11.50 per share commencing 30 days after the completion of its initial Business Combination and expiring five years from after the completion of an initial Business Combination. No fractional warrant will be issued and only whole warrants will trade.

In addition, if (x) we issue additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our Sponsor, initial shareholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial Business Combination on the date of the consummation of our initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the Newly Issued Price and the $18.00 per share redemption trigger price described below under “Redemption” will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the Market Value or (ii) the Newly Issued Price.

F-22

The Company may redeem the warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the ordinary shares is at least $18.00 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the ordinary shares underlying such warrants during the 30 day redemption period. If a registration statement is not effective within 60 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Note 8 – Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2023 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	As of December 31,	Quoted Prices in Active Markets	Significant Other Observable Inputs	Significant Other Unobservable Inputs
	2023	(Level 1)	(Level 2)	(Level 3)
Assets:
Investment held in Trust Account	$25,832,083	$25,832,083	$—	$—

As of December 31, 2022, the balance of investments held in Trust Account was $117,851,869.

F-23

Note 9 – Subsequent Events

The Company has evaluated subsequent events through May 7, 2024, which was the date these financial statements were available for issuance and determined that there were no significant unrecognized events through that date other than those given below.

On January 19, 2024, the Company held an EGM, at which the Company’s shareholders approved the Second Charter Amendment to give the Board the right to extend, on a month-to-month basis, the date by which the Company must consummate a Business Combination from January 27, 2024 to July 27, 2024.

Further, the holders of 337,446 Public Shares properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.91 per share, for an aggregate redemption amount of $3,682,927.61. Following redemptions, the Company will have 2,039,872 Public Shares outstanding.

On January 25, 2024, the Company issued a promissory note (the “Second Extension Note”) in the aggregate principal amount of up to $150,000 to the Payee pursuant to which the Payee agreed to loan to the Company up to $150,000 to deposit into the Trust Account for the Public Shares that were not redeemed in connection with the Second Charter Amendment. The Second Extension Note bears no interest and is repayable in full upon the earlier of (a) date of the consummation of an initial Business Combination by the Company and (b) the Company’s liquidation.

The Payee has deposited an aggregate of $25,000 into the Trust Account in connection with the initial one-month extension period from January 28, 2024 to February 27, 2024 with a further deposit of an additional $25,000 for extension from February to March 2024. The Payee has to deposit $25,000 each month or portion thereof, that is needed by the Company to complete a Business Combination until July 27, 2024 or such earlier date as determined by the Company’s board of directors.

On February 9, 2024, the Company, Zooz and the Sponsor, entered into that certain Amendment No. 1 to Business Combination Agreement (the “BCA Amendment”). The BCA Amendment amends certain provisions of that certain Business Combination Agreement which provides that following the Closing of the Business Combination, up to an additional 4,000,000 ordinary shares of Zooz, par value NIS 0.00025 per share (“Zooz Ordinary Shares”), will be issuable to the Zooz shareholders who were Zooz shareholders as of immediately prior to the Closing at a record date to be determined by Zooz (“Pre-Closing Zooz Shareholders”) as earnout consideration, contingent on the achievement of certain earnout milestones based on the price of the Zooz Ordinary Shares or Zooz’s gross revenue during the five-year period following the Closing. The BCA Amendment revises certain triggers that govern when the earnout would be paid to Pre-Closing Zooz Shareholders. The second revenue milestone was changed to $10 million over two consecutive fiscal quarters (following achievement of one of the first milestones) and the third revenue milestone was changed to $15 million over two consecutive quarters (following achievement of one of the second milestones).

On February 11, 2024, Zooz provided information regarding the proposed Business Combination in an information filing and press release (the “Release”), which it filed with the Tel Aviv Stock Exchange (the “TASE”).

The Release referenced an amendment to the Business Combination Agreement in respect of changes to the milestones under which Zooz shareholders prior to the closing of the Business Combination would be entitled to an earnout, pursuant to an amendment to the Business Combination Agreement, by changing the revenue amounts relating to eligibility to achieving its second and third milestones. The Release also discussed commitments received from a number of investors for an aggregate investment of up to $13 million for investments contingent on and in connection with the closing of the Business Combination.

F-24

On March 8, 2023, the Company, Zooz, and the Sponsor, entered into that certain Amendment No. 2 to Business Combination Agreement (the “Second BCA Amendment”). The Second BCA Amendment revises the earnout provisions to provide that the rights entitling the Pre-Closing Zooz Shareholders to receive the earnout will be exercised automatically unless Zooz determines that it is advisable and in the best interests of Zooz for tax withholding purposes that the election to exercise should be at the option of the Pre-Closing Zooz Shareholder holding such right.

On March 15, 2024, the Company, Zooz and the Sponsor entered into that certain Amendment No. 3 to Business Combination Agreement (the “Third BCA Amendment”). The Third BCA Amendment amends the events for achievement of the earnout consideration to specify that such occur only upon achievement of certain share price targets for Zooz Ordinary Shares following the Closing. The Third BCA Amendment removes earnout milestones, for achievement of the earnout consideration, relating to any revenue events.

On March 19, 2024, the Company and Zooz issued a press release announcing the registration statement on Form F-4 filed by Zooz relating to their Proposed Business Combination was declared effective by the SEC on March 18, 2024.

On March 27, 2024, the Company held its extraordinary general meeting of shareholders in connection with its previously announced business combination with ZOOZ Power Ltd. At the EGM, the Company’s shareholders voted on the proposals set forth in the definitive proxy statement/prospectus filed by the Company with the Securities and Exchange Commission (“SEC”) on March 19, 2024. At the EGM, each of the proposals in the Proxy Statement to be voted upon at the EGM and presented to the Company’s shareholders was approved by the shareholders. In connection with the Business Combination, the Company also announced that it has agreed to extend the deadline for the Company’s shareholders to withdraw or revoke their previously submitted requests for redemption of publicly held ordinary shares of the Company in connection with the Business Combination, as described in the Proxy Statement, until the deadline of the earlier to occur of (1) 5:00 p.m. Eastern Time, on Tuesday, April 2, 2024, or (2) the consummation of the Business Combination, by requesting the Company’s transfer agent, Continental Stock Transfer & Trust Company, to return such shares. Once such withdrawal or revocation of a previously submitted request for redemption is made, it will be irrevocable, and such shares may no longer be submitted for redemption.

On March 31, 2024, ZOOZ filed certain current reports with the Tel Aviv Stock Exchange (“TASE”) pursuant to requirements of the TASE (1) relating to specified company and financial information for ZOOZ as of and for December 31, 2023.

On April 4, 2024 (the “Closing Date”), the Company and ZOOZ Power Ltd. consummated their previously announced business combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of July 30, 2023 (as amended on February 9, 2024, March 8, 2024 and March 15, 2024, the “Business Combination Agreement”), by and among the Company, ZOOZ, ZOOZ Power Cayman, a Cayman Islands exempted company and a direct, wholly owned subsidiary of ZOOZ (“Merger Sub”), Keyarch Global Sponsor Limited, a Cayman Islands exempted company (the “Sponsor”), in the capacity as representative of specified shareholders of the Company after the effective time of the Business Combination, and, by a joinder agreement, Dan Weintraub in the capacity as representative of the pre-Closing shareholders of ZOOZ after the effective time of the Business Combination. Pursuant to the Closing, the Company became a direct, wholly owned subsidiary of ZOOZ due to reverse merger effect as the Zooz shareholders will hold greater than 50% of the voting shares of the combined entity (i.e., will control the surviving company), will appoint the majority of directors who will continue in the surviving company post-merger. Additionally, the ongoing operations of surviving company will be completely those of Zooz Power Ltd. In connection to the Closing of the Business Combination, ZOOZ’s ordinary shares and public warrants began trading on the Nasdaq Capital Market under the ticker symbols “ZOOZ” and “ZOOZW”, respectively, on April 5, 2024.

F-25

In connection with the Closing, the Company, ZOOZ and EBC agreed to amend the BCM Agreement. Pursuant to the BCM Agreement Amendment, the Company agreed to pay EBC a fee equal to $1,500,000, with $660,000 paid in cash to EBC at the Closing and the remaining $840,000 satisfied by a promissory note issued by the Sponsor and ZOOZ to EBC at the Closing. At any time prior to the maturity date, the promissory note can be repaid in full by the transfer of a portion of the Sponsor’s ZOOZ ordinary shares (the “Escrowed Shares”) that were deposited into escrow at Closing or by certain mandatory cash payments out of the proceeds of certain future financings of ZOOZ. On the repayment date, all remaining outstanding obligations under the note shall be paid by the Sponsor by transfer of Escrowed Shares up to a maximum amount equal to the total number of Escrowed Shares then remaining in the escrow account. The price per Escrowed Share shall be equal to 90% of the VWAP of ZOOZ ordinary shares on Nasdaq for the five trailing trading days.

In connection with the Closing, ZOOZ, the Company and Continental, as warrant agent (the “Warrant Agent”) entered into the Assignment, Assumption and Amendment to Public Warrant Agreement (the “Public Warrant Amendment”), which amends that certain Public Warrant Agreement, dated as of January 24, 2022 (“Public Warrant Agreement”), and filed with the SEC on January 27, 2022. Separately, ZOOZ, the Company, and the Warrant Agent entered into the Assignment, Assumption and Amendment to Private Warrant Agreement (the “Private Warrant Amendment”) (collectively, “Warrant Amendments”), which amends that certain Private Warrant Agreement, dated as of January 24, 2022 (“Private Warrant Agreement”), and filed with the SEC on January 27, 2022. Pursuant to the Warrant Amendments: (i) ZOOZ assumed the obligations of the Company under the original Public Warrant Agreement and Private Warrant Agreement, and, among other things, ZOOZ was added as a party thereto and (ii) all references to the Company’s ordinary shares in the Warrant Agreement shall mean ZOOZ ordinary shares and all references to “Shareholders” shall mean ZOOZ shareholders.

In connection with the EGM related to business combination held as on March 27, 2024, the public shareholders of the Company had the right to elect to redeem all or a portion of their ordinary shares of the Company (“Public Shares”) for a per-share price calculated in accordance with the amended and restated memorandum and articles of association of the Company, as amended. As of the Closing, 2,010,480 Public Shares were redeemed in connection with the EGM. As of April 11, 2024, there is no balance held in the trust account after giving effect to redemption and payment of expenses.

On April 4, 2024, in connection with the consummation of the Business Combination, the Company notified Nasdaq that the Business Combination had become effective and requested that Nasdaq file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 (the “Form 25”) to notify the SEC that the Company’s ordinary shares, warrants, rights and units were to be delisted and deregistered under Section 12(b) of the Exchange Act. As a result of the consummation of the Business Combination, Nasdaq determined to permanently suspend trading of the Company’s ordinary shares, warrants, rights and units prior to trading of ZOOZ ordinary shares and warrants pursuant to the Business Combination on April 5, 2024. The deregistration will become effective 10 days from the filing of the Form 25, which occurred on April 5, 2024. On April 15. 2024, the Company filed a Form 15 with the SEC in order to complete the deregistration of the Company’s securities under the Exchange Act.

In connection with the consummation of the Business Combination, each of Kai Xiong, Jing Lu, Mark Taborsky, Doug Rothschild and Mei Han ceased to be directors and/or officers of the Company.

On April 15, 2024, following the consummation of the Business Combination, Fang Zheng was appointed to serve as the sole director of the Company and Christine Y. Zhao, Sanqiang (Larry) Wang, Fang Zheng and Naama Zeldis were each appointed to serve as a director of ZOOZ.

In connection with the consummation of the Business Combination, at the effective time of the Business Combination, the Company adopted the second amended and restated memorandum and articles of association, which is substantially in the form as described in the Proxy Statement, in accordance with the Company becoming a wholly owned subsidiary of ZOOZ in connection with the Business Combination.

F-26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Under the Companies Law, a company may not exculpate an office holder from liability for a breach of a fiduciary duty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders. We also do not exculpate our directors in advance from liability for damages caused to the company as a result of a breach of duty of care in connection with a transaction in which a controlling shareholder or any office holder has a personal interest.

Under the Companies Law, the Securities Law and the Israeli Economic Competition Law, 5748-1988 (the “Economic Competition Law”), a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

● a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

● reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

● a monetary liability imposed on the office holder in favor of all the injured parties by the breach in an Administrative Proceeding (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

● expenses expended by the office holder with respect to an Administrative Proceeding under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

● reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, or (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;

● financial liability imposed on the office holder on behalf of all the victims of the breach in an Administrative Proceeding;

● expenses incurred by an office holder in connection with a proceeding conducted with respect to the office holder under the Antitrust Law, including reasonable attorneys’ fees and other litigation expenses; and

● any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

46

An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Securities Law.

Under the Companies Law, the Securities Law and the Economic Competition Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:

● a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;

● a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

● a monetary liability imposed on the office holder in favor of a third party;

● a monetary liability imposed on the office holder in favor of an injured party in certain Administrative Proceedings under the Securities Law, including reasonable attorneys’ fees and other litigation expenses;

● expenses incurred by an office holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and

● monetary liability imposed on the office holder in proceedings under or in connection with the Antitrust Law, including reasonable attorneys’ fees and other litigation expenses.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:

● a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

● a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

● an act or omission committed with intent to derive illegal personal benefit; or

● a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.

The Restated ZOOZ Articles include provisions under which officers are or may be insured, exempted or indemnified against liability, which they may incur in their capacities as such, to the maximum extent permitted by law.

We have entered into agreements with each of our current office holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions. This indemnification under the current indemnification agreements is limited as follows: the maximum aggregate amount of indemnification that may be paid by the Company to all office holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by the Company to officer holders (including indemnification undertakings to office holders of companies held by the Company), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the Maximum Indemnification Amount (defined below). However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

The term “Maximum Indemnification Amount” means under the current indemnification agreements the greater of (i) 25% of the Company’s shareholders’ equity, based on the Company’s most recently published consolidated financial statements at the time any indemnification payment is made, or (ii) NIS10 million.

Item 7. Recent Sales of Unregistered Securities

During the past three years, the Company has not made sales of unregistered securities.

47

Item 8. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1†	Business Combination Agreement, dated as of July 30, 2023, by and among Keyarch, ZOOZ and Merger Sub (incorporated by reference to exhibit 2.1 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on March 15, 2024).

2.2	Amendment No. 1 to the Business Combination Agreement, dated as of February 9, 2024, by and among Keyarch, ZOOZ and the Sponsor (incorporated by reference to exhibit 2.2 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on March 15, 2024).

2.3†	Amendment No. 2 to the Business Combination Agreement, dated as of March 8, 2024, by and among Keyarch, ZOOZ and the Sponsor (incorporated by reference to exhibit 2.3 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on March 15, 2024).

2.4	Amendment No. 3 to the Business Combination Agreement, dated as of March 15, 2024, by and among Keyarch, ZOOZ and the Sponsor (incorporated by reference to exhibit 2.4 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on March 15, 2024).

3.1	Amended and Restated Articles of Association of ZOOZ Power Ltd. (incorporated by reference to exhibit 3.1 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on February 23, 2024).

4.1	Specimen Private Warrant Certificate of Keyarch (incorporated by reference to Exhibit 4.3 to Keyarch’s Registration Statement on Form S-1 (File No. 333-261500) filed with the SEC on January 12, 2022).

4.2	Specimen Public Warrant Certificate of Keyarch (incorporated by reference to Exhibit 4.4 to Keyarch’s Registration Statement on Form S-1 (File No. 333-261500) filed with the SEC on January 12, 2022).

4.3	Public Warrant Agreement, dated January 24, 2022, between Keyarch and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Keyarch’s Current Report on Form 8-K filed with the SEC on January 27, 2022).

4.4	Private Warrant Agreement, dated January 24, 2022, between Keyarch and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.2 to Keyarch’s Current Report on Form 8-K filed with the SEC on January 27, 2022).

4.5	Assignment, Assumption and Amendment to Public Warrant Agreement (incorporated by reference to exhibit 99.1 to ZOOZ Power Ltd.’s Form 6-K furnished on April 12, 2024).

4.6	Assignment, Assumption and Amendment to Private Warrant Agreement (incorporated by reference to exhibit 99.2 to ZOOZ Power Ltd.’s Form 6-K furnished on April 12, 2024).

5.1*	Opinion of Shibolet & Co, as to the validity of the ZOOZ ordinary shares.

10.1	Business Combination Marketing Agreement between Keyarch and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 1.2 to Keyarch’s Current Report on Form 8-K filed with the SEC on January 27, 2022).

10.2†	Cooperation Agreement, dated September 12, 2022, between ZOOZ and the New York Power Authority (incorporated by reference to exhibit 10.8 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on February 23, 2024).

10.3	Distribution Agreement, dated December 1, 2022, between ZOOZ and Blink Charging Co. (incorporated by reference to exhibit 10.9 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on February 23, 2024).

48

10.4	Summary of Lease Agreement dated July 25, 2021, as amended, between ZOOZ and REIT 1 Ltd. (incorporated by reference to exhibit 10.10 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on February 23, 2024).

10.5	Sponsor Letter Agreement, dated as of July 30, 2023, by and among the Sponsor, Keyarch, and ZOOZ (incorporated by reference to Exhibit 10.6 to Keyarch’s Current Report on Form 8-K filed with the SEC on August 3, 2023).

10.6	Amendment No. 1 to Sponsor Letter Agreement, dated as of February 9, 2024, by and among the Sponsor, Keyarch, and ZOOZ (incorporated by reference to Exhibit 10.1 to Keyarch’s Current Report on Form 8-K filed with the SEC on February 15, 2024).

10.7	Form of Letter of Indemnification and Exculpation between ZOOZ and its directors and executive officers (incorporated by reference to exhibit 10.19 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on March 11, 2024).

10.8	Form of Subscription Agreement by and among Keyarch, ZOOZ and the Subscribers party thereto (incorporated by reference to Exhibit 10.2 to Keyarch’s Current Report on Form 8-K filed with the SEC on February 15, 2024).

10.9	Amendment No. 2 to Sponsor Letter Agreement, dated as of March 15, 2024, by and among the Sponsor, Keyarch, and ZOOZ (incorporated by reference to exhibit 10.21 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on March 15, 2024).

10.10	Form of Amendment No. 3 to Sponsor Letter Agreement, dated as of April 4, 2024, by and among the Sponsor, Keyarch and ZOOZ (incorporated by reference to exhibit 99.4 of the ZOOZ Power Ltd. Form 6-K furnished on April 12, 2024).

10.11	Form of Amendment to Business Combination Marketing Agreement, dated as of April 4, 2024, by and among EBC, Keyarch and ZOOZ (incorporated by reference to exhibit 99.3 of the ZOOZ Power Ltd. Form 6-K furnished on April 12, 2024).

10.12*	Form of Sponsor Note, dated April 4, 2024.

10.13*	Form of EBC Note, dated April 4, 2024.

21.1	List of Subsidiaries of ZOOZ (incorporated by reference to exhibit 21.1 of the ZOOZ Power Ltd. registration statement on Form F-4 filed on February 23, 2024).

23.1*	Consent of Kesselman & Kesselman, independent registered public accounting firm for ZOOZ.

23.2*	Consent of UHY LLP, independent registered public accounting firm for Keyarch.

23.3*	Consent of Shibolet & Co (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the registration statement filed on May 8, 2024).

107*	Filing Fee Table.

*	Previously filed.
†	Schedules to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

49

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

50

(6)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	The undersigned registrant hereby undertakes as follows:

(1)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	That every prospectus (i) that is filed pursuant to paragraph (g)(i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lod, Israel, on May 23, 2024.

ZOOZ Power Ltd.

By:	/s/ Boaz Weizer
Boaz Weizer
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Boaz Weizer	Chief Executive Officer	May 23, 2024
Boaz Weizer	(Principal Executive Officer)

/s/ Ruth Smadja	Chief Financial Officer	May 23, 2024
Ruth Smadja	(Principal Financial and Accounting Officer)

*	Executive Chairman of the Board and Director	May 23, 2024
Avi Cohen

*	Director	May 23, 2024

*	Director	May 23, 2024
Dan Weintraub

*	Director	May 23, 2024
Fang Zheng

*	Director	May 23, 2024
Sanqiang (Larry) Wang

*	Director	May 23, 2024
Christine Y. Zhao

*	Director	May 23, 2024
Naama Zeldis

*By:	/s/ Boaz Weizer, Attorney-in-Fact

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AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ZOOZ Power Ltd. has signed this Registration Statement, accompanying this prospectus in the City of Newark, Delaware, on May 23, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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